UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008

FIRSTWAY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52563	To be applied
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 North Cattleman Road, Sarasota, Florida  34232
(Address of principal executive offices) (zip code)

941-488-5791
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Firstway Enterprises, Inc. (“Firstway”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Firstway's management as well as estimates and assumptions made by Firstway's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Firstway or Firstway's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Firstway's industry, Firstway 's operations and results of operations and any businesses that may be acquired by Firstway. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Firstway believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Firstway does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Firstway's pro forma financial statements and the related notes filed with this Form 8-K.

In this Form 8-K, references to "we," "our," "us," the "Company," or "Firstway Enterprises" refer to Firstway Enterprises, Inc., a Delaware corporation, and US Imaging Holding LLC, a Nevada limited liability company  and its wholly-owned subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2008, we entered into a Securities and Exchange Agreement with US Imaging Holding LLC pursuant to which we acquired all of their equity interests in exchange for 40,952,189 shares of our common stock. Considering that, following the merger, the members of US Imaging Holding LLC control the majority of our outstanding voting common stock, their management has assumed operational, management and governance control and we effectively succeeded our otherwise minimal operations to those that are theirs, US Imaging Holding LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of US Imaging Holding LLC equity interests for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. US Imaging Holding LLC and its subsidiaries are the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of US Imaging Holding LLC and Subsidiaries (“US Imaging”).

Also on May 2, 2008, following the merger, we entered into a financing arrangement with one investor that provided for the issuance of a face value of $1,000,000 convertible note and warrants to purchase 11,111,110 shares of our common stock. The convertible note bears interest at 12.0% per annum and matures on May 2, 2010 with quarterly interest payments, which commence June 30, 2008.  It is convertible at the option of the investor into shares of our common stock at a conversion price of $0.18 per share.  The warrants have exercise prices ranging from $0.24 to $0.30 per share and a term of four years with certain anti-dilution provisions.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Description of US Imaging

Overview

US Imaging is a Nevada Limited Liability Company that was organized on November 14, 2001. We provide diagnostic imaging services to physicians, individuals and managed care organizations through our integrated network of imaging centers located in the Southwest region of Florida. Our services include magnetic resonance imaging, or MRI, positron emission tomography, or PET, computed tomography, or CT, and other technologies. These services are noninvasive techniques that generate representations of internal anatomy on film or digital media, which are used by physicians for the diagnosis and assessment of diseases and disorders. We also generate revenue from leasing our real estate holdings located in the Southwest region of Florida principally to commercial customers under operating leases.

Business segments:

We apply the “management approach” to the identification of our reportable operating segments as provided in Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This approach requires us to report our segment information based on how our chief decision making officer internally evaluates our operating performance. Our business segments consist of (i) Imaging Services and (ii) Commercial Real Estate Services.

•
Imaging Services: We are a leading provider of outpatient diagnostic imaging services through three free-standing, fixed-site imaging centers located in the southwest region of Florida. Our principal sources of revenue are derived from magnetic resonance imaging (MRI), computed tomography (CT) and positron emission tomography/computed tomography (PET/CT). We provide imaging services primarily to referring physicians and patients directly and through shared services or block lease arrangements. Our services include the use of our imaging systems, technologists to operate the systems, equipment maintenance and upgrades and management of day-to-day fixed-site diagnostic imaging operations. We also provide reading services for scans done outside our fixed facility, which includes the use of our imaging storage system under a yearly contract. We serve a diverse portfolio of customers, including healthcare providers, such as physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies. We generated approximately 98% and 97% of our total revenues from imaging services during the year ended December 31, 2007 and three months ended March 31, 2008, respectively. As of June 9, 2008, our network consists of three centers.

•	Commercial Real Estate Services: We also lease commercial real estate located in Southwest region of Florida, which is a significant asset, to principally commercial customers.

See Note 2 Segment Information to our consolidated financial statements included elsewhere herein for additional information about our business segments.

US Imaging, a wholly owned subsidiary of Firstway, initially opened its first multimodality center in 2003 located in Venice, Florida. In 2004, US Imaging opened a multimodality center in Bradenton and then opened a multimodality facility in Sarasota in 2006. All three centers are wholly owned by US Imaging. US Imaging Center Corp. LLC (“Venice Facility”) is a Delaware limited liability company. Axcess Diagnostics Bradenton LLC (“Bradenton Facility”) and Axcess Diagnostics Sarasota LLC (“Sarasota Facility”) are Florida limited liability companies. In May 2008, US Imaging was merged with Firstway. Firstway intends to further develop the business through organic growth coupled with the further enhancement of its present services, acquisition of existing centers and building of new centers.

Business Description

Our centers provide a full spectrum of diagnostic imaging services to patients, physicians, insurance payors and managed care organizations. Diagnostic services are provided to a patient upon referral by a physician. Physicians refer patients to our centers based on our service reputation, equipment, and convenient locations. Our centers provide the equipment and technologists for the procedures, contract with radiologists to interpret the procedures, and bill payors directly. We have approximately 40 active managed care contracts with managed care organizations at our fixed-site centers. These managed care contracts often last for a period of multiple years because (1) they do not have specific terms or specific termination dates or (2) they contain annual “evergreen” provisions that provide for the contract to automatically renew unless either party terminates the contract.

In addition to our independent diagnostics testing facilities, we intend to enter into joint ventures with hospital management companies.  These joint ventures will be structured so that we will be responsible to design and build the centers within existing medical office buildings, select and arrange for financing of the imaging modalities in the center, hire and train all personnel including radiologist coverage and fiscally manage the centers. Hospitals have elected to joint venture with Outpatient Imaging Management Companies because of the continued complexity in this environment.  Also, in this increasingly competitive environment and with continually challenged reimbursements, they have adopted the strategy of “Cooperate rather than Compete” so all parties have an enhanced chance of success.

Diagnostic Imaging Technology

Our diagnostic imaging systems consist of MRI systems, PET/CT systems, PET systems, CT systems, ultrasound systems, x-ray, digital mammography, and bone densitometry.  The following highlights our primary imaging systems:

Magnetic Resonance Imaging or MRI

MRI is a technique that involves the use of high-strength magnetic fields to produce computer-processed, three-dimensional, cross-sectional images of the body. The resulting image reproduces soft tissue anatomy (as found in the brain, breast tissue, spinal cord and interior ligaments of body joints such as the knee) with superior clarity, not available by any other currently existing imaging modality, and without exposing patients to ionizing radiation. MRI systems are classified as conventional high field  MRI systems and low field or high field Open MRI systems. The structure of conventional MRI systems allows for higher magnet field strengths, better image quality and faster scanning times than low field Open MRI systems.

However, High Field Open MRI systems are able to service patients who have access difficulties with conventional MRI systems, including pediatric patients, and patients suffering from post-traumatic stress, claustrophobia, or significant obesity. A High Field Conventional MRI and a high field Open MRI examination takes from 20 to 45 minutes. A Low Field  Open MRI examination takes from 30 to 60 minutes. Our facilities in Bradenton and Venice, Florida each contain a High Field Conventional MRI system and our facility in Sarasota, Florida contains a High Field Open MRI system.

Computed Tomography or CT

In CT imaging, a computer analyzes the information received from x-ray beams to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. A typical CT examination takes from five to 20 minutes. Each of our facilities in Venice and Bradenton, Florida maintain a 16-slice CT. Our facility in Sarasota, Florida maintains a 64-slice CT.

Positron Emission Tomography or PET

PET is a nuclear medicine procedure that produces pictures of the body’s metabolic and biological functions. PET can provide earlier detection as well as monitoring of certain cancers, cardiac diseases and neurological problems. The information provided by PET technology often obviates the need to perform further highly invasive or diagnostic surgical procedures. Interest in PET has increased due to several factors including a growing recognition by clinicians that PET is a powerful diagnostic tool, increased third-party payor coverage and the availability of the isotopes used for PET scanning. PET/CT systems fuse together the results of a PET scan and CT scan, which makes it possible to collect both anatomical and biological information during a single procedure. A typical PET or PET/CT examination takes from 20 to 60 minutes. We maintain a PET/CT system at our Sarasota, Florida location.  We also have a stand-alone PET system at our Venice, Florida location.

Other Imaging Technologies

•	Ultrasound systems use, detect and process high frequency sound waves to generate images of soft tissues and internal body organs.

•	X-ray is the most common energy source used in imaging the body. We use this in each center for traditional two dimensional views.

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Digital mammography is the current standard screening examination of the breasts. Its primary purpose is to detect lesions in the breast that may be too small or deeply buried to be felt in a regular breast examination.

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Bone densitometry uses an advanced technology called dual-energy x-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis.

Outside Reading (Teleradiology)

With the widespread use of digital imaging and Picture Archiving and Communication Systems (PACS), the new concept of “virtual” radiology is a new field and a growing business.  Because we have a web-based PACS, a robust broadband infrastructure and data center, we have the necessary tools to provide radiology interpretation for others who have imaging equipment but want to outsource the “reading” on a contractual basis.  We have reading contracts with several specialties and groups.  For the year ended December 31, 2007 and the three months ended March 31, 2008, our outside reading revenues were $597,498 and $169,022, respectively. We expect this business to continue to grow but it is a very competitive market and there are no guarantees that this will happen.

Business Development

We intend to further develop our business through organic growth, acquisitions, building new centers as joint ventures, management contracts and the addition of more offsite reading contracts.   There is no guarantee that we will be successful in achieving any of the above strategies.

Strategies for Organic Growth

Organic growth in our existing centers will continue to be a high priority. Our plan to further develop our operations on an organic basis is focused on three areas:

•	enhancement of our services,
•	marketing, and
•	the growth of new services that are becoming available secondary to our investment in state of the art technology.

Enhancement of Services

We are currently converting the backbone of our information technology management infrastructure (RIS) from a server-client product to a web based system. We believe this will add many new features that will give us an edge in the market. The new features include an integrated Mammography tracking and reporting, the ability for referring physicians to order studies on-line, the ability to set times that are allocated for specific groups so that they have a priority every day in scheduling their patients, a single database for every aspect of our centers, full integration with our picture archiving communications systems (“PACS”),  and the ability to transcribe reports using the new Dragon 9 speech-to-text engine which will reduce our expenses and decrease our reporting times to our referrers.  We believe our web based system will allow us to grow more efficiently because of its easy and inexpensive scalability. This new system also gives us the ability to, for the first time, track referrals, in real time, by physician, center, modality, and marketing representative.

Marketing

Marketing our services has traditionally meant creating and maintaining relationships with our referring physicians.  Sales and marketing activities for our centers include educating physicians on new applications and uses of the technology and customer service programs. Although this will continue to be a primary focus, we have non-traditional avenues that we are now pursuing. We are entering into arrangements/contracts with other institutions that have the need to refer patients, such as nursing homes, self funded employers, and insurance carriers that will give us preferred status for scans for which they control the referral. Each of these will provide new revenue streams and will be exclusive relationships due to our size, geographic coverage of our area, and state of the art equipment.

Growth of New Services

As a result of the updated state of our technology, we are able to adopt and perform new testing procedures as they become main stream in clinical medicine. For example, virtual Colonoscopy (done with a CT) is starting to replace a certain portion of traditional Colonoscopy (done with anesthesia and a long scope) because it is less expensive, faster, less invasive and better tolerated by patients making it the screening of choice.  Another example is the ability to do a “virtual” heart catheterization by doing a CTA of the coronary arteries. This procedure is also less expensive, less invasive, better tolerated, and more accepted by patients.  Our advanced CT scanners and 3D reconstruction software allows us to perform both the virtual Colonoscopy and virtual heart catheterization.

Strategies of Acquisitions

We believe that the regulatory and reimbursement environment will fuel our proposed acquisition strategy.  We believe there are a number of well managed centers that are unable to further invest in their IT infrastructure and new equipment upgrades.  Further, capital sources are often limited for these organizations.  As such, we believe many of these smaller facilities are looking to become a part of a larger entity like ours in order to further develop their business.  In addition, there are also centers held by parties seeking an exit strategy.  We will seek out these possible acquisition targets to evaluate them and, if appropriate, acquire them.

With the implementation of the Deficit Reduction Act (DRA) in January of 2007, we believe that many diagnostic centers have struggled with cash flow, especially those that have a heavier Medicare population. The DRA imposes caps on Medicare payment rates for certain imaging services, including MRI, CT and PET, furnished in physician's offices and other non-hospital based settings. We believe the new rules limiting reimbursement only if equipment is accredited by the ACR (American College of Radiology) specifications will also further exacerbate the cash flow situation for smaller diagnostic centers. Also, there are a number of centers that have not implemented PACS and therefore are still printing, reading from, and delivering films. This prevents them from making the images and reports available over the web to their referring physicians and puts them at a competitive disadvantage.

In summary, we believe there are centers that have experienced decreased revenues and decreased volumes from the DRA and competition. They have not had, nor will they have, the ability to implement key technology due to decreased cash flow, and they cannot afford to purchase or upgrade their existing equipment to meet the new ACR guidelines. We intend to focus on companies with a loyal referral base that can benefit from the synergy and reduced costs of our infrastructure.  Upon acquisition, we will install our core technologies at a low cost and implement our marketing strategy.  We cannot guarantee that we will successfully close any acquisition or if we do close an acquisition, that we will successfully integrate such acquisition.

Building New Centers

Our strategy for new centers will be cautious and strategic. The decision to build a new center will be driven by the following factors:

•	The center must add to our existing geographical and regional network such that it complements our referral base of physicians, insurers, and employers.
•	There is a joint venture opportunity that will add to the short and long term viability of the center.
•	We must be able to find physicians to partner in the MOB (medical office building) and who will act as a stable referral base.

Quality and quantity of referrals are key to our success and this strategy. We will focus on the best opportunity for quick, positive cash flow, as well as long term revenue growth.

Strategies for Expansion of Outside Reading

Currently, we contract for outside readings for a number of specialists and other centers that require their scans to be interpreted. The fee charged is based on the Medicare fee schedule for the professional component. We then pay the radiologist based on the RVU’s for the work component after the actual costs for logistical capturing, moving, and transcribing the images has been taken out. Outside reading contracts allow us to enter strategic alliances with specialists and other imaging centers. These allow access to joint revenue and enhance reimbursement for our radiologists. We also have the ability through “block leasing” time on our individual modalities to generate direct cash revenues and form alliances with physicians that are in our same physical buildings. The block leasing is currently slated to stop as of January 1, 2009 due to changes in Medicare and the Stark III laws. When this happens we should be able to retain these physicians as referral sources since we will have developed a relationship with the physicians through the block leasing programs.

Government Regulation

The healthcare industry is highly regulated and changes in laws and regulations can be significant. Changes in the law or new interpretation of existing laws can have a material effect on our permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. The federal government and all states in which we currently operate regulate various aspects of our business. Failure to comply with these laws could adversely affect our ability to receive reimbursement for our services and subject us and our officers and agents to civil and criminal penalties.

Federal False Claims Act:  The federal False Claims Act and, in particular, the False Claims Act’s “whistleblower” provisions allow a private individual to bring actions in the name of the government alleging that a defendant has made false claims for payment from federal funds. After the individual has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. Until the government makes a decision, the lawsuit is kept secret. If the government declines to join the lawsuit, the individual may choose to pursue the case alone, in which case the individual’s counsel will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit, and may intervene later. Whether or not the federal government intervenes in the case, it will receive the majority of any recovery. If the litigation is successful, the individual is entitled to no less than 15%, but no more than 30%, of whatever amount the government recovers that is related to the whistleblower’s allegations. The percentage of the individual’s recovery varies, depending on whether the government intervened in the case and other factors. In recent years the number of suits brought against healthcare providers by government regulators and private individuals has increased dramatically. In addition, various states are considering or have enacted laws modeled after the federal False Claims Act, penalizing false claims against state funds. If a whistleblower action is brought against us, even if it is dismissed with no judgment or settlement, we may incur substantial legal fees and other costs relating to an investigation. Actions brought under the False Claims Act may result in significant fines and legal fees and distract our management’s attention, which would adversely affect our financial condition and results of operations.

When an entity is determined to have violated the federal False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim, as well as the government’s attorneys’ fees. Liability arises when an entity knowingly submits, or causes someone else to submit, a false claim for reimbursement to the federal government or submits a false claim with reckless disregard for, or in deliberate ignorance of, its truth or falsity. Simple negligence should not give rise to liability.

We strive to ensure that we meet applicable billing requirements. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the Act, could significantly affect our business, financial condition and results of operations. We have never had a claim under the False Claims Act.

Anti-kickback Statutes:  We are subject to federal and state laws which govern financial and other arrangements between healthcare providers. These include the federal anti-kickback statute which, among other things, prohibits the knowing and willful solicitation, offer, payment or receipt of any remuneration, direct or indirect, in cash or in kind, in return for or to induce the referral of patients for items or services covered by Medicare, Medicaid and certain other governmental health programs. Violation of the anti-kickback statute may result in civil or criminal penalties and exclusion from the Medicare, Medicaid and other federal healthcare programs. In addition, it is possible that private parties may file an action based on claims resulting from relationships that violate this statute, seeking significant financial rewards. Many states have enacted similar statutes, which are not limited to items and services paid for under Medicare or a federally funded healthcare program. In recent years, there has been increasing scrutiny by law enforcement authorities, the Department of Health and Human Services, or HHS, the courts and Congress of financial arrangements between healthcare providers and potential sources of referrals to ensure that such arrangements do not violate the anti-kickback provisions. HHS and the federal courts interpret “remuneration” broadly to apply to a wide range of financial incentives, including, under certain circumstances, distributions of partnership and corporate profits to investors who refer federal healthcare program patients to a corporation or partnership in which they have an ownership interest and payments for service contracts and equipment leases that are designed, even if only in part, to provide direct or indirect remuneration for patient referrals or similar opportunities to furnish reimbursable items or services. HHS has issued “safe harbor” regulations that set forth certain provisions which, if met, will assure that healthcare providers and other parties who refer patients or other business opportunities, or who provide reimbursable items or services, will be deemed not to violate the anti-kickback statutes. The safe harbors are narrowly drawn and some of our relationships may not qualify for any “safe harbor”; however, failure to comply with a “safe harbor” does not create a presumption of liability. We believe that our operations materially comply with the anti-kickback statutes; however, because these provisions are interpreted broadly by regulatory authorities, we cannot be assured that law enforcement officials or others will not challenge our operations under these statutes.

Civil Money Penalty Law and Other Federal Statutes:  The Civil Money Penalty, or CMP, law covers a variety of practices. It provides a means of administrative enforcement of the anti-kickback statute, and prohibits false claims, claims for medically unnecessary services, violations of Medicare participating provider or assignment agreements and other practices. The statute gives the Office of Inspector General of the Department of Health and Human Services, or HHS, the power to seek substantial civil fines, exclusion and other sanctions against providers or others who violate the CMP prohibitions.

In addition, in 1996, Congress created a new federal crime: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services, including those provided by private payors. A violation of this statute is a felony and may result in fines or imprisonment.

We believe that our operations materially comply with the CMP law and the healthcare fraud and false statements statutes. These prohibitions, however, are broadly worded and there is limited authority interpreting their parameters. Therefore, we can give no assurance that the government will not pursue a claim against us based on these statutes. Such a claim would divert the attention of management and could result in substantial penalties which could adversely affect our financial condition and results of operations.

Health Insurance Portability and Accountability Act:  In 1996, Congress passed the Health Insurance Portability and Accountability Act, or HIPAA. Although the main focus of HIPAA was to make health insurance coverage portable, HIPAA has become a short-hand reference to new standards for electronic transactions and privacy and security obligations imposed on providers and others who handle personal health information. HIPAA requires healthcare providers to adopt standard formats for common electronic transactions with health plans, and to maintain the privacy and security of individual patients’ health information. The privacy standards went into effect on April 14, 2003, the electronic standards for transactions went into effect on October 16, 2003 and the security standards went into effect on April 20, 2005. A violation of HIPAA’s standard transactions, privacy and security provisions may result in criminal and civil penalties, which could adversely affect our financial condition and results of operations.  We have never had a claim or investigation under HIPAA.

Stark and State Physician Self-referral Laws:  The federal Physician Self-Referral or “Stark” Law prohibits a physician from referring Medicare patients for certain “designated health services” to an entity with which the physician (or an immediate family member of the physician) has a financial relationship unless an exception applies. In addition, the receiving entity is prohibited from billing for services provided pursuant to the prohibited referral.

Designated health services under Stark include radiology services (MRI, CT, x-ray, ultrasound and others), radiation therapy, inpatient and outpatient hospital services and several other services. A violation of the Stark Law does not require a showing of intent. If a physician has a financial relationship with an entity that does not qualify for an exception, the referral of Medicare patients to that entity for designated health services is prohibited and, if the entity bills for such services, the Stark sanctions apply.

Sanctions for violating Stark include denial of payment, mandatory refunds, civil money penalties and/or exclusion from the Medicare program. In addition, some courts have allowed federal False Claims Act lawsuits premised on Stark Law violations.

The federal Stark Law prohibition is expansive, and its statutory language and implementing regulations are ambiguous. Consequently, the statute has been difficult to interpret.  There has been considerable confusion concerning the scope of the referral prohibition and the requirements of the various exceptions. The Stark Law does not directly prohibit referral of Medicaid patients, but rather denies federal financial participation to state Medicaid programs for services provided pursuant to a tainted referral. Thus, Medicaid referrals are subject to whatever sanctions the relevant state has adopted. The State of Florida, in which we operate, has enacted legislation that prohibits “self-referral” arrangements or requires physicians or other healthcare providers to disclose to patients any financial interest they have in a healthcare provider to whom they refer patients. Possible sanctions for violating these state statutes include loss of participation, civil fines and criminal penalties. The laws vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Nonetheless, strict enforcement of these requirements is likely.

We believe our operations materially comply with the federal and state physician self-referral laws. However, given the ambiguity of these statutes, the uncertainty of the regulations and the lack of judicial guidance on many key issues, we can give no assurance that the Stark Law or other physician self-referral regulations will not be interpreted in a manner that could adversely affect our financial condition and results of operations.

FDA:  The U.S. Food and Drug Administration, or FDA, has issued the requisite premarket approval for all of our MRI, PET, PET/CT and CT systems. We do not believe that any further FDA approval is required in connection with equipment currently in operation or proposed to be operated; except under regulations issued by the FDA pursuant to the Mammography Quality Standards Act of 1992, all mammography facilities must have a certificate issued by the FDA. In order to obtain a certificate, a mammography facility is required to be accredited by an FDA approved accrediting body (a private, non-profit organization or state agency) or other entity designated by the FDA. Pursuant to the accreditation process, each facility providing mammography services must comply with certain standards including annual inspection.

Compliance with these standards is required to obtain payment for Medicare services and to avoid various sanctions, including monetary penalties, or suspension of certification. Although our facility which provides digital mammography services is currently accredited by the Mammography Accreditation Program of the American College of Radiology, and we anticipate continuing to meet the requirements for accreditation, the withdrawal of such accreditation could result in the revocation or suspension of certification by the FDA, ineligibility for Medicare reimbursement and sanctions, including monetary penalties. Congress has extended Medicare benefits to include coverage of screening mammography subject to the prescribed quality standards described above. The regulations apply to diagnostic mammography as well as screening mammography. We are in compliance with these standards.

Radiologist and Facility Licensing:  The radiologists with whom we contract to provide professional services are subject to licensing and related regulations by the states, including registrations to use radioactive materials. As a result, we require our radiologists to have and maintain appropriate licensure and registrations. In addition, some states also impose licensing or other requirements on us at our facilities and other states may impose similar requirements in the future. Some local authorities may also require us to obtain various licenses, permits and approvals. We believe that we have obtained all required licenses and permits; however, the criteria governing licensing or permitting may change or additional laws and licensing requirements governing our facilities may be enacted. These changes could adversely affect our financial condition and results of operations.

Liability Insurance:  Physician groups and other healthcare providers who use our diagnostic imaging systems are involved in the delivery of healthcare services to the public and, therefore, are exposed to the risk of liability claims. Our position is that we do not engage in the practice of medicine. We provide the technical and professional components of diagnostic imaging, and we have not experienced any material losses due to claims for malpractice. Nevertheless, claims for malpractice have not been asserted against us in the past and any future claims, if successful, could entail significant defense costs and could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. We maintain professional liability insurance in amounts we believe are adequate for our business of providing diagnostic imaging, and management services. In addition, the radiologists or other healthcare professionals with whom we contract are required by such contracts to carry adequate medical malpractice insurance. Successful malpractice claims asserted against us, to the extent not covered by our liability insurance, could adversely affect our financial condition and results of operations. We have no pending or in process malpractice claims.

Independent Diagnostic Treatment Facilities:  The Centers for Medicare and Medicaid Services or CMS has established a category of Medicare provider referred to as Independent Diagnostic Treatment Facilities, or IDTFs. Imaging centers have the option to participate in the Medicare program as either IDTFs or medical groups. Our centers are IDTFs. In August 2006, CMS proposed new certification standards for IDTFs, which were effective on January 1, 2007 and must be implemented by October 1, 2007. Our IDTFs meet these new certification standards. Further, CMS proposed additional certification standards for IDTFs in the 2008 Medicare Physician Fee Schedule Proposed Rule. If these certification standards are deemed final, they could become effective January 1, 2009. In addition, IDTFs are being monitored by CMS, particularly with respect to physician supervision requirements. If CMS exercises increased oversight of IDTFs, our financial condition and results of operations could be adversely affected.

Certificates of Need:  Some states require hospitals and certain other healthcare facilities and providers to obtain a certificate of need, or CON, or similar regulatory approval prior to establishing certain healthcare operations or services, incurring certain capital projects and/or the acquisition of major medical equipment including MRI, PET and PET/CT systems. We believe that we have complied or will comply with applicable CON requirements in Florida which is the only state in which we operate. Nevertheless, this is an area of continuing legislative activity, and CON and licensing statutes may be modified in the future in a manner that may have a material adverse effect on our financial condition and results of operations.

Environmental, Health and Safety Laws:  Our PET and PET/CT services and some of our other imaging services require the use of radioactive materials, which are subject to federal, state and local regulations governing the storage, use and disposal of materials and waste products. We could incur significant costs in order to comply with current or future environmental, health and safety laws and regulations. However, we believe that environmental, health and safety laws and regulations will not (1) cause us to incur any material capital expenditures in our current year or the succeeding year, including costs for environmental control facilities or (2) materially impact our revenues or our competitive position.

Competition

The healthcare industry in general, and the market for diagnostic imaging services in particular, is highly competitive and fragmented, with only a few national providers. We compete principally on the basis of our service reputation, equipment, breadth of managed care contracts and convenient locations. Our operations must compete with groups of radiologists, referring physicians with their own scanners, established hospitals and certain other independent organizations, including equipment manufacturers and leasing companies that own and operate imaging equipment.

Certain hospitals, particularly the larger or more financially stable hospitals, have and may be expected to directly acquire and operate imaging equipment on-site as part of their overall inpatient servicing capability, assume the associated financial risk, employ the necessary technologists and satisfy applicable CON and licensure requirements, if any. Historically, smaller hospitals have been reluctant to purchase imaging equipment, but some have chosen to do so with attractive financing offered by equipment manufacturers. Some physician practices have also established diagnostic imaging centers or purchased imaging equipment for their own offices, and we anticipate that others will as well.

Diagnostic Imaging and Other Equipment

As of June 9, 2008, we owned three diagnostic imaging facilities. Below is a description of the imaging modalities at each facility:

•	our Venice location maintains PET, 16-Slice CT, 3T MRI, Digital Xray and Ultrasound;
•	our Bradenton location maintains 16-Slice CT, 1.5T MRI, Digital Mammography, DEXA (Bone Density), Digital X-ray, Ultrasound and Stereotactic Breast Biopsy; and
•	our Sarasota location maintains PET/CT, 64-Slice CT, Highfield Open MRI 1.0T, Digital X-ray and Ultrasound.

We continue to evaluate the mix of our diagnostic imaging equipment in response to changes in technology and to any overcapacity in the marketplace. We improve our equipment through upgrades, disposal and/or trade-in of older equipment and the purchase or execution of leases for new equipment in response to market demands.

Several large companies presently manufacture MRI (including Open MRI), PET, PET/CT, CT and other diagnostic imaging equipment, including General Electric Health Care, Hitachi Medical Systems, Siemens Medical Systems, Toshiba American Medical Systems and Philips Medical Systems. We enter into individual purchase orders for each system that we add, and we do not have long-term purchase contracts with any equipment manufacturer. Typically, we finance new or used equipment through leases.

Information Systems

Our internal information technology systems consist of three components.  First and the backbone of all of our systems, is our microwave broadband pipes that allows data to be moved to our data warehouse, between centers and to our referring physicians.  Second, is our PACS.  This web-based software allows us to move digital images in an organized fashion to our radiologists for interpretation, store them for easy retrieval, and make them available over the web to our referring physicians.  Lastly, is our web-based Radiology Information System (RIS) that is used to schedule, track workflow, document what is done and is the underlying data capture software for our entire operation.  These three components working together provide our IT infrastructure.  As we own these technologies and they are web-based, we believe we can extend them for a fraction of the cost of what it would cost to purchase these items new for each center.

Employees

As of June 9, 2008, we had approximately 63 full-time and 3 part-time employees. None of our employees are covered by a collective bargaining agreement. Management believes its employee relations to be satisfactory.

Legal Proceedings

One legal action has been filed against US Imaging Holding, LLC by Advanced Data Systems Corporation (“ADS”) in the form of a demand for AAA Arbitration. The nature of the dispute is for breach of contract and specific performance. The claim is for $134,100. The allegation relates to the installment by ADS of software for medical practice management systems. The Company defended on the basis of a violation of express warranties and implied warranties. The Company also claimed a right to offset against any amount allegedly remaining due, with offset was reflected in the cost to the Company to purchase a replacement system at $143,160. The Company also instituted a counterclaim in the amount of $15,149 representing the down payment and the lease fee paid to the finance company. The pleadings have been closed and the parties are awaiting assignment of an arbitrator. Management is contesting this case vigorously. Based on the clear defense of non-functionality of the system, we believe that the final disposition of this matter will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

We are otherwise subject to other legal proceedings and claims, which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, we believe that the final disposition of such matters should not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

RISK FACTORS

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although our management team has been engaged in the medical imaging business for an extended period of time, we did not begin operations of our current business concept until 2002. We have a limited operating history.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results of our acquisition targets may not be representative of the results we will achieve, particularly in our combined form.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses, which may result in a decline in our stock price.

Our results of operations have not been consistent, and we may not be able to achieve profitability.

We incurred a net loss from our continuing operations amounting to ($581,708), ($220,332) and ($1,230,967) for the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, respectively. In addition, as of March 31, 2008, we have a working capital deficiency of ($1,326,651) and our bank line of credit facilities, with a total outstanding balance of ($1,984,002), have expired and are due. If we incur additional significant operating losses, our stock price, if we begin to trade publicly, may decline, perhaps significantly. In addition, in their audit report on our financial statements for our fiscal years ended December 31, 2007 and 2006, our auditors included a going concern qualification indicating that our recurring losses from continuing operations, working capital deficiency as of December 31, 2007 and that our bank line credit facilities as of the date of the auditors' report has expired. By issuing an opinion that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the ability to continue our operations as a going concern.

Our management is developing plans to alleviate the negative trends and conditions described above. In May 2008, we entered into a merger and financing transaction that provided $1,000,000 in gross proceeds to the post-merger combined companies, from the sale of convertible notes and warrants. In addition, our management is currently negotiating with financial institutions to restructure our current indebtedness to extend existing terms as well as provide additional term and revolving credit. Finally, our management is currently reviewing our operating and cost structure and believes that there are opportunities for cost curtailment. Our management believes that our current business plan will be successful and that we believe we will be able to limit our losses; however, our business plan is speculative and unproven. Although there is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future. Further, adequate funds may not be available when needed, and if we raise additional funds by issuing equity securities, existing stockholders may be diluted.

Changes in the rates or methods of third-party reimbursements for our services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenues and adversely affect our financial condition and results of operations.

For the year ended December 31, 2007 and the three months ended March 31, 2008, we derived approximately 85% and 83%, respectively, of our revenues from direct billings to patients and third-party payors such as Medicare, Medicaid, managed care and private health insurance companies. Changes in the rates or methods of reimbursement for the services we provide could have a significant negative impact on those revenues. Moreover, our healthcare provider customers, which provided approximately 12% of our revenues during the year ended December 31, 2007 and 13% of our revenues during the three months ended March 31, 2008, generally rely on reimbursement from third-party payors. To the extent our provider customers’ reimbursement from third-party payors is reduced, it will likely have an adverse impact on our financial condition and results of operations since our provider customers will seek to offset decreased reimbursement rates.

Certain third-party payors have proposed and implemented initiatives which have the effect of substantially decreasing reimbursement rates for diagnostic imaging services provided at non-hospital facilities, and third-party payors are continuing to monitor reimbursement for diagnostic imaging services. A third-party payor has instituted a requirement of participation that freestanding imaging center providers to offer multi-modality imaging services and not simply offer one type of diagnostic imaging service. Other third-party payors have instituted specific credentialing requirements on imaging center providers and physicians performing interpretations and providing supervision. Similar initiatives enacted in the future by numerous additional third-party payors may have a material adverse impact on our financial condition and results of operations.

Services provided in non-hospital based freestanding facilities, including independent diagnostic testing facilities, are paid under the Medicare Part B fee schedule. In November 2005, CMS published final regulations, which would implement the same multi-procedure methodology rate reduction proposed for hospital outpatient services, for procedures reimbursed under the Medicare Part B fee schedule. CMS proposed phasing in this rate reduction over two years, 25% in 2006, and another 25% in 2007. The first phase of the rate reduction was effective January 1, 2006; however, under final regulations released in November 2006, CMS did not implement the second phase of the rate reduction in 2007. CMS has not yet stated whether it will implement the second phase.

The Deficit Reduction Act of 2005, or DRA, became effective January 1, 2007 and has resulted in significant reductions in reimbursement for radiology services for Medicare beneficiaries. The DRA provides, among other things, that reimbursement for the technical component for imaging services (excluding diagnostic and screening mammography) in non-hospital based freestanding facilities will be the lesser of HOPPS or the Medicare Part B fee schedule. Implementation of the reimbursement reductions in the DRA has had, and we believe will continue to have, a material adverse effect on our financial condition and results of operations.

We do not know to what extent other third-party payors may propose reimbursement reductions similar to the DRA. Several significant third-party payors implemented the reduction for multiple images on contiguous body parts (as currently in effect under CMS regulations), and additional payors may implement this reduction as well. If CMS implements the second phase of the rate reduction for multiple images on contiguous body parts, third-party payors may follow CMS practice and implement a similar reduction. Such reduction would further negatively affect our financial condition and results of operations.

Finally, Medicare reimbursement rates under the Medicare Part B fee schedule are calculated in accordance with a statutory formula. As a result, for calendar years 2005, 2006 and 2007, CMS published regulations decreasing the Part B reimbursement rates by 3.3%, 4.3% and 5.0% respectively. In each instance, Congress enacted legislation preventing the decreases from taking effect. We anticipate that CMS will continue to release regulations for decreases in reimbursement rates under the Medicare Part B fee schedule until the statutory formula is changed through enactment of new legislation. In fact, there was a proposed decrease under the Medicare Part B fee schedule of 10.1% for calendar 2008; however, effective January 1, 2008 there will be an increase of 0.5% in the Medicare Part B fee schedule for the first six months of the calendar year. If the proposed 10.1% or similar decrease in the Medicare Part B fee schedule becomes effective July 1, 2008 it may have a material adverse effect on our financial condition and results of operations.

All of the congressional and regulatory actions described above reflect industry-wide cost-containment pressures that we believe will continue to affect healthcare providers for the foreseeable future.

Our centers depend on physician referrals and contractual arrangements with insurance carriers for their business.

Our centers are principally dependent on our ability to attract referrals from physicians and other healthcare providers representing a variety of specialties. In order to attract patients with commercial insurance coverage from these referral sources, we must maintain a contractual relationship with their insurance carrier or managed care organization.  Consistent with industry standards, a substantial number of our payor contracts permit payors to unilaterally change their fee schedules that are used to determine the amounts we are reimbursed. A significant decline in referrals through the loss of contracts with commercial payors, or otherwise, would have a material adverse effect on our business, financial condition and results of operations. In addition, if our referral sources purchase their own diagnostic imaging equipment and compete against us, our referrals may be temporarily or permanently reduced.

Our net revenues are significantly impacted by estimates of contractual allowances and the collectability of claims.

We bill the majority of our payors a gross amount for the diagnostic imaging services we provide. These gross charges are reduced by estimated allowances for contractual adjustments, since we are reimbursed at an agreed upon rate that is significantly lower than the gross rate we charge. Our gross charges are also reduced by doubtful accounts, or uncollectible amounts. Due to the extended period of time over which our claims are adjudicated, our management must estimate the allowance for contractual adjustments and doubtful accounts. These estimates are significant in amount and are complicated by our payor mix and the extended period of time between our provision of services and when we are actually reimbursed by the payor. These estimates are further impacted by trends toward increased patient pay, which is more difficult to collect, and secondary insurance. If we are forced to revise our estimates for contractual adjustments or doubtful accounts, or our existing reserves are not adequate, our financial results will be adversely affected.

We compete with other diagnostic imaging companies, referral physicians and hospitals and this competition could adversely affect our revenue and our business.

The overall diagnostic imaging services market is highly competitive, with services provided in a variety of settings and by several different types of providers. We compete principally on the basis of our reputation for delivering high quality images and radiologist reports in a timely manner, the comfort and care we provide to patients in our centers and price. We compete with other fixed-site, outpatient diagnostic imaging providers, non-radiologist physician practices, radiologists that own their own equipment, hospitals that own their own equipment and others, including leasing companies that own and operate diagnostic imaging equipment. Our local competition also includes hospitals, medical clinics and physician groups that provide diagnostic imaging services by leasing mobile diagnostic imaging equipment on a full or part-time basis. Some of our competitors that provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and the ability to acquire newer, more advanced equipment. Finally, we face competition from providers of competing technologies that we do not offer, and may face competition from providers of new technologies in the future. If we are unable to successfully compete, our customer base would decline and our business, financial condition and results of operations would be harmed.

Certain hospitals, particularly larger hospitals, may directly acquire and operate on-site diagnostic imaging equipment as part of their overall inpatient servicing capability. There have been periods in the recent past when there has been significant excess capacity in the diagnostic imaging business in the United States, which can negatively affect utilization and reimbursement.

In addition, we believe there is a growing trend of non-radiologist physician practices establishing their own diagnostic imaging centers within their group practices, pursuant to exceptions to physician self-referral legislation, which is an increasing source of competition.

An inability to meet our capital expenditure needs could adversely affect our ability to build and maintain our business.

We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of new centers and the acquisition of additional businesses and new imaging equipment. As the technology used in diagnostic imaging continues to advance, and as we continue to open or acquire new centers, our capital expenditures will remain substantial. We incur capital expenditures to, among other things:

♦	open new centers and acquire centers;
♦	upgrade our imaging equipment and its software;
♦	make leasehold improvements;
♦	upgrade information technology systems;
♦	purchase equipment upon termination of operating leases;
♦	replace underperforming or outdated equipment; and
♦	equipment maintenance contracts.

Inadequate equipment can be a competitive disadvantage, particularly if local market competitors have installed significantly more advanced equipment. To the extent we are unable to generate sufficient cash from our operations, funds are no longer available under our senior credit facility or we are unable to secure additional financing on acceptable terms, or at all, we may be unable to fund our capital expenditure requirements. Furthermore, there is no assurance that we will be able to raise any necessary additional funds through bank financing or the issuances of equity or debt securities on terms acceptable to us, if at all.

We may be unable to effectively maintain our equipment or generate revenue when our equipment is not working.

Timely, effective service is essential to maintaining our reputation and high utilization rates on our imaging equipment. Repair of a piece of diagnostic imaging equipment can take a week or more and causes a loss of revenue. Our warranties, maintenance contracts and business interruption insurance may not fully compensate us for loss of revenue when our equipment is out of service. The principal components of our operating costs include depreciation, salaries paid to technologists, annual equipment maintenance costs and insurance costs. Because such a large portion of these expenses are fixed, a reduction in the number of scans performed due to out-of-service equipment will result in lower revenue and margins. Repairs of our equipment are performed for us by the equipment manufacturers or by parties with whom we contract for service. These manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if we experience greater than anticipated equipment malfunctions or if we are unable to promptly obtain the service necessary to keep our equipment functioning effectively, our revenue could decline and our ability to provide services would be harmed.

We may be subject to professional liability risks which could be costly and could negatively impact our business and financial results.

We may be subject to professional liability claims. Although there currently are no known hazards associated with diagnostic imaging or our other imaging technologies when used properly, hazards may be discovered in the future. Furthermore, there is a risk of harm to a patient during an MRI or CT scan. Patients are carefully screened to safeguard against this risk, but screening may nevertheless fail to identify the hazard. We may also be subject to malpractice claims for the work of our radiologists. To protect against the impact of possible professional liability, we maintain professional liability insurance. However, if we are unable to maintain insurance in the future at an acceptable cost, or at all, or if our insurance does not fully cover us and a successful claim is made against us, we could be exposed to liability. While we require our non-employee radiologists to obtain their own malpractice insurance policies, we may be subject to malpractice claims related to the work of our non-employee radiologists. Any claim made against us not fully covered by our insurance policies could be costly to defend, result in a substantial damage award against us and divert the attention of our management from our operations, which could negatively impact our business and financial results.

Technological change in our industry could reduce the demand for our services and require us to incur significant costs to upgrade or replace our equipment.

Technological change in the diagnostic imaging services industry may accelerate in the future. The effect of technological change could significantly impact our business. The development of new imaging technology or new diagnostic applications for existing technology may require us to adapt our existing technology or acquire new or technologically improved equipment in order to successfully compete. In the future, however, we may not have the financial resources to adequately upgrade our technology, particularly given our indebtedness. The development of new technologies or refinements of existing ones might make our existing equipment technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our equipment.

Our revenue may fluctuate or be unpredictable and this may harm our financial results.

The amount and timing of revenue that we may derive from our business will fluctuate based on:

♦	changes in the number of days of service we can offer with respect to a given diagnostic imaging equipment due to equipment downtime;
♦	patient pay and deductible obligations; and
♦	seasonal and weather factors; and
♦	changes in government regulations, agencies, including IRS as to booking income / revenue; and
♦	availability of radiologists.

We derive a portion of our revenues from patient pay and deductible obligations. These obligations are often greater in the beginning of the calendar year, and thus our revenue related to such patient pay may fluctuate from quarter to quarter. We also experience seasonality and other fluctuations in the volume of our services. Referral source and patient vacation schedules, events and population movements specific to certain of our operating regions and inclement weather may affect our revenues. As a result, our revenue may significantly vary from quarter to quarter, and our quarterly results may be below market expectations. We may not be able to reduce our expenses, including our debt service obligations, quickly enough to respond to these fluctuations in revenue, which would make our business difficult to operate and would harm our financial results.

Some of our imaging services involve the handling of hazardous materials and wastes, including the use and disposal of radioactive materials, which could subject us to regulation, related costs and delays and potential liabilities for violations of environmental, health and safety laws.

We are subject to federal, state and local regulations governing storage, use and disposal of hazardous materials and medical, radioactive and other waste products. Our diagnostic centers generate small amounts of medical wastes or other hazardous materials, and some of our imaging services involve the use of radioactive materials. Although we believe that our procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and adequately provide for the safety of our patients, employees and the environment, we cannot completely eliminate the risk of accidental releases, contamination or injury associated with such materials. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations.

We depend upon key personnel and need additional personnel.

Our success depends on the continuing services of Dr. Stephen Miley, our sole executive officer, and the existing management team for US Imaging Holding LLC consisting of Danielle Roca, Director of Finance, Bonnie Rossi, Director of Operations and John Dague, Director of IT and Center Managers.  The loss of any of these individuals could have a material and adverse effect on our business operations.

Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.  Our inability to attract and retain key personnel may materially and adversely affect our business operations.

We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

We are subject to extensive regulation at both federal and state levels for those states in which we conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

• the federal Medicare and Medicaid Anti-Kickback Law;
• federal and state billing and claims submission laws and regulations;
• the federal Health Insurance Portability and Accountability Act of 1996;
• the federal physician self-referral prohibition commonly known as the Stark Law and state equivalents of the Stark Law;
• state laws that prohibit the practice of medicine by non-physicians and prohibit fee-splitting arrangements involving physicians; and
• federal and state laws governing the diagnostic imaging equipment we use in our business concerning patient safety, equipment operating specifications and radiation exposure levels.

If our operations are found to be in violation of any of the laws and regulations described in this risk factor or the other governmental regulations which govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines or the curtailment of our operations. Any material penalties, damages, fines or curtailment of our operations, individually or in the aggregate, would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. We continually monitor these developments and modify our operations from time to time as necessary and in response to changes in the regulatory environment. There is no assurance, however, that any new healthcare laws or regulations will not adversely affect our business. There is no assurance that a review of our business by judicial or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

If we fail to comply with various licensure, certification and accreditation standards, we may be subject to loss of licensure, certification or accreditation, which would adversely affect our operations.

Ownership, construction, operation, expansion and acquisition of diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning licensing of centers, personnel, other required certificates for certain types of healthcare centers and major medical equipment. In addition, independent diagnostic imaging centers that provide services outside of a physician's office must be enrolled by Medicare as an IDTF to bill the Medicare program. Medicare fiscal intermediaries have discretion in applying the IDTF requirements and therefore the application of these requirements may vary from jurisdiction to jurisdiction. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the opportunity to expand our services.

Our facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensure and certification. If any facility loses its certification under the Medicare program, then the facility will be ineligible to receive reimbursement from the Medicare and Medicaid programs.  A change in the applicable license or enrollment status of one of our facilities could adversely affect our other facilities, and in turn, us as a whole. We intend to conduct our operations in compliance with applicable federal, state, and local laws and we monitor developments in healthcare law so that we can modify our operations from time to time as the business and regulatory environment changes.

If we fail to successfully implement, integrate and secure our information systems at our facilities, we could suffer penalties, be required to make significant changes to our operations and our cash flows could be negatively affected.

The Administrative Simplification Provisions of HIPAA required HHS to adopt standards to protect the security and privacy of health related information. Although HHS issued proposed rules in 1998 concerning the security standards, final rules were not adopted until February 20, 2003. The security standards contained in the final rules do not require the use of specific technologies (e.g., no specific hardware or software is required), but instead require health plans, healthcare clearinghouses and healthcare providers to comply with certain minimum security procedures in order to protect data integrity, confidentiality and availability.

The HIPAA privacy standards contain detailed requirements regarding the use and disclosure of individually identifiable health information. Improper use or disclosure of identifiable health information covered by the HIPAA privacy regulations can result in the following fines and/or imprisonment: (i) civil money penalties for HIPAA privacy violations are $100 per incident, up to $25,000, per person, per year, per standard violated; (ii) a person who knowingly and in violation of the HIPAA privacy regulations obtains individually identifiable health information or discloses individually identifiable health information to another person may be fined up to $50,000 and imprisoned up to one year, or both; (iii) if the offense is committed under false pretenses, the fine may be up to $100,000 and imprisonment for up to five years; and (iv) if the offense is done with the intent to sell, transfer, or use individually identifiable health information for commercial advantage, personal gain, or malicious harm, the fine may be up to $250,000 and imprisonment for up to ten years.

HIPAA also required HHS to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Although these standards were to become effective October 2002, Congress extended the compliance deadline until October 2003 for organizations, such as ours, that submitted a request for an extension. We believe we are in material compliance with the HIPAA electronic transaction standards.

We may engage in acquisitions, which will consume resources and may be unsuccessful or unprofitable.

We have pursued, and we intend to continue to pursue, a strategy of acquiring medical imaging centers that fit within our business model.  However, acquisitions are not always successful or profitable.  Any future acquisitions could expose us to risks, including risks associated with assimilating new operations and personnel; diversion of resources from our existing businesses; inability to generate revenues sufficient to offset associated acquisition costs; and risks associated with the maintenance of uniform standards, controls, procedures and policies.  Acquisitions may also result in additional expenses from amortizing acquired intangible assets.  If we attempt an acquisition and are unsuccessful in its completion, we will likely incur significant expenses without any benefit to our company.  If we are successful in completing an acquisition, the risks and other problems we face may ultimately make the acquisition unprofitable.  Failed acquisition transactions and underperforming completed acquisitions would burden us with significant costs without any corresponding benefits to us, which could cause our stock price to decrease, perhaps significantly.

We have not paid dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The issuance of shares upon conversion of the convertible debenture and exercise of outstanding Series A and Series B Warrants issued to the investor may cause immediate and substantial dilution to the Company’s existing stockholders.

The issuance of shares upon conversion of the convertible debenture and exercise of warrants may result in substantial dilution to the interests of other stockholders since the investor may ultimately convert and sell the full amount issuable on conversion. Although the investor may not convert their convertible debenture if such conversion would cause them to own more than 4.99% of the Company’s outstanding common stock, this restriction does not prevent the investor from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the investor could sell more than their limit while never holding more than this limit.

We have not voluntary implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflict of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. While we intend to adopt certain corporate governance measures such as a code of ethics and established an audit committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors. We intend to expand our board membership in future periods to include independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director who has an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures and independent directors in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring smaller reporting companies, such as our company, to include a report of management on the company's internal controls over financial reporting in their annual reports for fiscal years ending on or after December 15, 2007. We did not include a management report or an attestation report of our independent registered public accounting firm regarding internal control over financial reporting for the year ended December 31, 2007 pursuant to temporary rules of the Securities and Exchange Commission that do not require us to provide the management's report or attestation report in that annual report. We will be required to include the management report in the annual report for the year ending December 31, 2008. In addition, for our fiscal year ending December 31, 2008 the independent registered public accounting firm auditing our financial statements must also attest to and report on management's assessment of the effectiveness of our internal controls over financial reporting as well as the operating effectiveness of our internal controls. In the event we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain financing as needed could suffer.

There is no public market for our common stock and our shares of common stock are subject to significant restrictions on their transferability.

There is currently no public market for the shares of our common stock. While we intend to seek a broker dealer who will file an application with the OTC Bulletin Board and make a market in our securities, there is no assurance that a broker dealer will be interested in making a market in our stock or that an active market in our stock will ever develop. In addition, all the shares of common stock have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction. As a result, such securities can be transferred without registration under the Securities Act or, if applicable, the securities laws of any state or other jurisdiction only if such registration is not then required because of an applicable exemption therefrom. Compliance with the criteria for securing exemptions under the Securities Act and the securities laws of various states is extremely complex. While we have no requirement to register the shares of our common stock under the Securities Act so as to permit the public resale thereof, we intend to file a registration statement under the Securities Act with the Securities and Exchange Commission in order to register the resale of shares of our Common Stock. Accordingly, an investment in our company is suitable only for persons who have no need for liquidity in the investment, and can afford to hold unregistered securities for an indefinite period of time.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

In the event we obtain a quotation of our common stock on the OTC Bulletin Board and the trading price of our common stock is less than $5.00 per share, our common stock would be considered a "penny stock," and trading in our common stock would be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. An active and liquid market in our common stock may never develop due to these factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition;

•	General economic conditions; and

•	Changes in regulations.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Management’s Discussion and Analysis should be read in conjunction with our consolidated financial statements included in Item 9.01, herein.

Overview:

US Imaging is a Nevada Limited Liability Company that was organized on November 14, 2001. We provide diagnostic imaging services to physicians, individuals and managed care organizations through our integrated network of imaging centers located in the Southwest Region of Florida. Our services include magnetic resonance imaging, or MRI, positron emission tomography, or PET, computed tomography, or CT, and other technologies. These services are noninvasive techniques that generate representations of internal anatomy on film or digital media, which are used by physicians for the diagnosis and assessment of diseases and disorders. We also generate revenue from leasing our real estate holdings located in the Southwest Region of Florida region principally to commercial customers under operating leases.

Business segments:

We apply the “management approach” to the identification of our reportable operating segments as provided in Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This approach requires us to report our segment information based on how our chief decision making officer internally evaluates our operating performance. Our business segments consist of (i) Imaging Services and (ii) Commercial Real Estate Services.

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Imaging Services: We are a leading provider of outpatient diagnostic imaging services through three free-standing, fixed-site imaging centers located in the southwest region of Florida. Our principal sources of revenue are derived from magnetic resonance imaging (MRI), computed tomography (CT) and positron emission tomography/computed tomography (PET/CT). We provide imaging services primarily to referring physicians and patients directly and through shared services or block lease arrangements. Our services include the use of our imaging systems, technologists to operate the systems, equipment maintenance and upgrades and management of day-to-day fixed-site diagnostic imaging operations. We also provide reading services for scans done outside our fixed facility, which includes the use of our imaging storage system under a yearly contract.

•	Commercial Real Estate Services: We also lease commercial real estate located in the Southwest region of Florida to principally commercial customers.

See Note 2 Segment Information to our consolidated financial statements for additional information about our business segments.

Significant developments:

Merger:

On May 2, 2008, we entered into a Securities and Exchange Agreement with Firstway Enterprises, Inc. pursuant to which Firstway acquired all of our equity interests in exchange for 40,952,189 shares of its common stock. Considering that, following the merger, our members control the majority of Firstway’s outstanding voting common stock, our management has assumed operational, management and governance control and Firstway effectively succeeded its otherwise minimal operations to those that are ours, US Imaging Holding LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of our equity interests for the net monetary assets of Firstway, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. We are the surviving and continuing entity, and the historical financials following the reverse merger transaction will be those of us or US Imaging Holding, LLC and Subsidiaries. See Item 9.01 Financial Statements and Exhibits for unaudited pro forma condensed consolidated financial information related to our merger with Firstway Enterprises, Inc.

Financing:

Also on May 2, 2008, the newly combined organization entered into a financing arrangement that provided for the issuance of a face value $1,000,000 convertible note and warrants to purchase 11,111,110 shares of Firstway common stock. The convertible note bears interest at 12% per annum and matures in two years with quarterly interest payments commencing June 30, 2008. It is convertible into shares of Firstway’s common stock at a conversion price of $0.18 per share at the investor’s option. The warrants have exercise prices ranging from $0.24 to $.30 per share and a term of four years. The accounting for this financing transaction will be reflected in our consolidated financial statements during the next fiscal quarter. We have not yet completed our analysis of this financing arrangement. However, see Item 9.01 Financial Statements and Exhibits for unaudited pro forma condensed consolidated financial information related to the financing arrangement.

Critical accounting policies:

Consolidation of variable interest entities:

Our consolidated financial statements include variable interest entities (Axcess Management Group LLC, Access Diagnostics Building LLC, and Axcess Diagnostics Building Bradenton, LLC). Variable interest entities, as defined in the FASB Interpretation 46(R), “Consolidation of Variable Interest Entities” of the Financial Accounting Standards Board, are primarily entities that are consolidated with their primary beneficiary, irrespective of the ownership interest, because they either lack sufficient equity or decision making authority. The non-controlling ownership interests in the income or loss of variable interest entities are recorded as charges or credits, respectively, in our consolidated statement of operations. The intercompany accounts and transactions among all of our consolidated entities, including variable interest entities, are eliminated in the preparation of our consolidated financial statements.

The ongoing accounting treatment of our consolidated variable interest entities is subject to periodic review related to (i) the continuing status of the entities as variable interest entities and (ii) the continuing status of our relationship with the variable interest entities as the primary beneficiary. While we currently know of no events or circumstances that would change the status of either of these items, in the event that the status changes in a future period, we would be required to deconsolidate the entity to which the status changed.

Effective, January 1, 2009, we will be required to adopt Financial Accounting Standard No. 160, “Non-controlling Interest in Consolidated Financial Statements, and Amendment of ARB51.” Statement 160 changes the classification and reporting for minority interests and non-controlling interests of variable interest entities. Following the effectiveness of Statement 160, these amounts will be carried as a component of stockholders’ equity. Accordingly, upon the effectiveness of this standard, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders equity.

The following table summarizes the contribution of variable interest entities to our consolidated balance sheets and our income (loss) from continuing operations as of and for the years ended December 31, 2007 and 2006.

	December 31, 2007		December 31, 2006
	VIEs	Consolidated	VIEs	Consolidated
Current assets	$136,801	$4,164,354	$45,742	$3,332,900
Property and equipment, net	3,616,032	8,715,055	3,723,553	6,686,081
Other assets	55,504	201,351	57,925	169,224
	$3,808,337	$13,080,760	$3,827,220	$10,188,205

Current liabilities	$45,792	$5,055,197	$156,066	$4,852,695
Long-term debt and capital lease obligations	3,794,620	7,528,004	3,859,936	4,943,327
Non-controlling interests	--	188,284	--	116,744
Members’ equity (deficit)	(32,075)	309,275	(188,782)	275,439
	$3,808,337	$13,080,760	$3,827,220	$10,188,205

Income (loss) from continuing operations	$85,167	$(220,332)	$(263,559)	$(1,230,967)

The following table summarizes the contribution of variable interest entities to our consolidated balance sheets as of March 31, 2008 and December 31, 2007 and our income (loss) from continuing operations for the three months ended March 31, 2008 to March 31, 2007.

	March 31, 2008 (Unaudited)		December 31, 2007
	VIEs	Consolidated	VIEs	Consolidated
Current assets	$110,288	$4,035,567	$136,801	$4,164,354
Property and equipment, net	3,588,163	8,524,788	3,616,032	8,715,055
Other assets	58,844	144,682	55,504	201,351
	$3,757,295	$12,705,037	$3,808,337	$13,080,760

Current liabilities	$31,629	$5,362,218	$45,792	$5,055,197
Long-term debt and capital lease obligations	3,636,855	7,372,178	3,794,620	7,528,004
Non-controlling interests	--	244,565	--	188,284
Members’ equity (deficit)	88,811	(273,924)	(32,075)	309,275
	$3,757,295	$12,705,037	$3,808,337	$13,080,760

	Three months ended March 31, 2008 (Unaudited)		Three months ended March 31, 2007 (Unaudited)
	VIEs	Consolidated	VIEs	Consolidated
Income (loss) from continuing operations	$65,604	$(581,708)	$3,827	$242,816

Imaging business revenue:

We recognize our imaging services revenue when the arrangement is evidenced, the price of the service is fixed or determinable, the service has been delivered and the amount is considered to be collectible. As a result, imaging services revenue is generally recorded when the service is performed. We have certain contractual arrangements with health care providers that provide for usage of our imaging equipment over a contractually defined period. These revenues are recorded as they are earned, which is generally over the term of the arrangement. Laws, rules and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation. As a result, recorded estimates may change in the future and such changes in estimates, if any, will be recorded in our operating results in the period they are identified by our management.

As with many healthcare services providers, we have agreements with third-party payors that provide for payments at amounts that differ from our established rates. Net imaging services revenue is reported at the estimated net realizable amounts from these payors based upon our contracts, our historical experience rate by payor class, and all other available information. Adjustments to these estimates, which have been insignificant during the periods reported, are recorded in the period that the account is settled with the payor.

On February 8, 2006, the Deficit Reduction Act of 2005 was signed into law by President George W Bush. Certain provisions of the Deficit Reduction Act were aimed at reducing the Medicare payment rates for the technical component of imaging services provided in physicians’ offices and other non-hospital outpatient based settings under the Medicare Part B program beginning January 1, 2007. In addition, the Medicare Physician Fee Schedule (PFS) under the Medicare Part B program underwent changes that affected imaging reimbursement for those providers billing for both the technical component and professional component, known as billing “globally”, effective January 1, 2007.

The DRA imposed certain caps on the reimbursement for the technical component of an imaging service.  The technical component includes the cost of clinical staff, equipment and supplies to perform a service or procedure.  Two separate reimbursement cuts were made under DRA to the technical component of imaging services.

The first provision limits the reimbursement for the technical component to the lesser of the current reimbursement or the reimbursement currently paid in the outpatient hospital setting under the Prospective Payment System (PPS). Commonly called the “HOPPS” reduction, this decrease makes up the largest single cut to date in Medicare reimbursement, at a projected $8.1 billion savings to Medicare over the next ten years.  This provision had its greatest effect on almost all advanced imaging services including: PET/CT, PET, MRI, MRA, CT, and CTA.

The second provision of the DRA affected imaging reimbursement by reducing the technical component when multiple scans are performed on contiguous body parts during a single scanning session. The DRA initially called for a graduated reduction over two years of 25% then 50% on the technical component of the scan that had the lower reimbursement.  CMS eventually announced that it would maintain the reduction at 25% off the technical component of the secondary scan and did not implement the greater 50% reduction slated for 2008.  While this part of the DRA reduction did not have tremendous impact on our revenue, the greater impact came from our other insurance carriers (Blue Cross, United Healthcare, etc.) implementing the full 50% reduction.

At the same time the DRA provisions were implemented, changes to the 2007 Physician Fee Schedule were made that further negatively affected the reimbursement for imaging services. Due to regularly scheduled review of the factors that comprise the PFS, further adjustments to the work relative value unit (RVU) and practice expense RVU were made.  These adjustments affected both the technical component of imaging services as well as the professional component of imaging services that had not been targeted by the DRA.  The professional component represents the physician component of a service or procedure and includes the physician work, associated overhead and professional liability insurance costs.

The Centers for Medicare and Medicaid Services (CMS) estimated that imaging centers would experience a minimum 25% overall decrease in Medicare payments in 2007 alone due to the DRA provisions and the proposed multiple PFS decreases to the conversion factor, work relative value unit (RVU), and practice expense RVU of the fee schedule.  The amount of decrease any given company experienced depended heavily on the services provided, with PET, MRI, and CT services set to experience the most significant drops.  The following chart demonstrates the actual decreases experienced from 2006 to 2007 in our highest volume services:

	2006 Global	2007 Global	Difference
PET/CT	$2,714.44	$1,027.24	$(1,687.20)
PET	$2,188.04	$913.32	$(1,274.72)
MRI	$1,068.15	$587.10	$(481.05)
MRA	$916.75	$556.28	$(360.47)
CT	$394.18	$349.19	$(44.99)
CTA	$539.37	$368.29	$(171.08)

The effects of the Medicare reimbursement reductions had further consequences for our financial position. In this region most of our private payor contractual rates are based on a percentage of the Medicare fee schedule. As Medicare imaging reimbursements fell, so did our reimbursements from other third party payors such as Blue Cross, United Healthcare, Aetna and CIGNA.

Impairments:

Our property and equipment is significant, representing 67% of our total assets as of March 31, 2008. As a result, we are required to review our property and equipment for impairments whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable. As reflected in our consolidated statements of operations, we incurred a net loss from our continuing operations amounting to ($581,708), ($220,332) and ($1,230,967) for the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, respectively. In addition, as of March 31, 2008, we have a working capital deficiency of ($1,326,651) and our bank line of credit facilities, with a total outstanding balance of ($1,984,002), have expired and are due. In addition to raising doubt about our ability to continue as a going concern for a reasonable period, these are the conditions that would also give rise to doubt surrounding our ability to recover the carrying values of our property and equipment.

Impairment charges are generally when the fair value of the respective asset or group of assets is less than its carrying value. As an initial step, though, we are required to compare the undiscounted cash flow generated from the respective asset or group of assets to the carrying values. Since our undiscounted cash flow is sufficient to recover our carrying values, no further considerations are necessary for the periods presented. However, we are required to continue to evaluate our asset recoverability in future periods and our analyses may give rise to impairments in those periods.

Recent Accounting Pronouncements:

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. However, the applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

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In February 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 155, “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”).   SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 did not have a material impact on our consolidated financial position, results of operations or cash flows.

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In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“SFAS No. 156”).  SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations.  The new standard is effective for fiscal years beginning after September 15, 2006.  SFAS No.156 did not have a material impact on our consolidated financial position, results of operations or cash flows.

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In July 2006, the FASB issued Interpretation No. 48, “Accounting for uncertainty in Income Taxes” (“FIN No. 48”).  FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, “Accounting for Contingencies”.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  FIN No. 48 did not have a material impact on our consolidated financial position, results of operations or cash flows.

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In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.   In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2), which delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   We have not yet determined the impact that the implementation of FSP 157-2 will have on our non-financial assets and liabilities which are not recognized on a recurring basis; however, we do not anticipate the adoption of this standard will have a material impact on our consolidated financial position, results of operations or cash flows.

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In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R)” (“SFAS No. 158”).  SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The adoption of SFAS No. 158 did not have a material impact on our consolidated financial position, results of operations or cash flows.

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In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The adoption of EITF 00-19-02 does not a material impact on our consolidated financial position, results of operations or cash flows

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In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 ” (“SFAS No. 159”).  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.  The adoption of SFAS No. 159 is not expected to have a material impact on our consolidated financial position, results of operations or cash flows.

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In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”). SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

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In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3,“Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  We do not expect that the adoption of EITF 07-3 will have a material impact on our consolidated financial position, results of operations or cash flows.

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In December 2007, the FASB issued SFAS No. 141(R),"Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and we are currently evaluating the effect, if any, that the adoption will have on our consolidated financial position, results of operations or cash flows.

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In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS No. 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity.  Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity.  This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited.

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In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected.  EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date.  We have not yet evaluated the potential impact of adopting EITF 07-1 on our consolidated financial position, results of operations or cash flows.

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In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”).  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  We are currently evaluating the impact of SFAS No. 161, if any, will have on our consolidated financial position, results of operations or cash flows.

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In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  We are required to adopt FSP 142-3 on January 1, 2009.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption.  We are currently evaluating the impact of FSP 142-3 on our consolidated financial position, results of operations or cash flows.

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In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  We do not expect the adoption of SFAS No. 162 will have a material effect on our consolidated financial position, results of operations or cash flows.

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In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  We are currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future consolidated financial statements.

Off-balance sheet arrangements:

We lease real estate and certain of our equipment under operating leases. We also lease real estate that we own to tenants under operating leases. As of December 31, 2007, non-cancelable future minimum lease rentals under the operating leases with our landlords (payments) and our tenants (receipts) are as follows:

Years ending December 31:	Lease Payments	Lease Receipts
2008	$2,242,003	$226,084
2009	2,013,045	202,447
2010	1,643,859	165,932
2011	1,517,862	170,910
2012	333,354	176,038
Thereafter	1,415,415	304,592
	$9,165,538	$1,246,003

Comparison of our consolidated statements of operations information for the three-months ended March 31, 2008 to March 31, 2007:

Imaging revenue: Our consolidated imaging revenue decreased by ($223,868) or 7% from $3,180,985 for the three months ended March 31, 2008 compared to $2,957,117 for the three months ended March 31, 2007. The net reduction in revenues is directly attributable to the current economic downturn and the loss of a referring group. As it relates to the economy, typically the first and second calendar quarters have been our highest producing quarters. However, the first quarter of 2008 saw a marked reduction in substantially all businesses in our service area directly attributable to the economic downturn. Also, one of our largest referring groups purchased two PET/CT mobile units that provide services in all three of our service areas.

Our business and, therefore our revenues, experience cycles. Traditionally, we have experienced higher revenues in the first and second quarters of each year.

Real estate revenue: Our consolidated real estate revenues increased by $28,454 or 47% from $60,023 for the three months ended March 31, 2007 compared to $88,477 for the three months ended March 31, 2008. We currently lease approximately 70% of our Bradenton, Florida building under operating leases with two unrelated tenants that expire in July 2009 and September 2014. Our leases provide for rent escalation clauses and reimbursement of common area maintenance charges.

Labor and related costs: Labor and related costs, which are principally attributable to our imaging segment, decreased by ($105,656), or 12%, from $905,315 for the three months ended March 31, 2007 to $799,659 for the three months ended March 31, 2008. We reduced our labor costs by introducing technology which allowed us to automate certain processes that had previously required the performance of manual labor.

Medical equipment rental and maintenance: Our equipment and maintenance costs, which are principally attributable to our imaging segment increased by $158,816 or 25%, from $634,858 for the three months ended March 31, 2007 compared to $793,674 for the three months ended March 31, 2008. This increase is primarily attributable to the increased costs necessary to support the increased level of equipment related to the imaging services segment with the maturation of our Sarasota imaging center.

Radiology costs: Our radiology costs increased by $201,367 or 70%, from $287,018 for the three months ended March 31, 2007 compared to $488,385 for the three months ended March 31, 2008. In 2008, we were going through a transition in our radiologists that required the use of outside reading fees and locum tenems radiology coverage. This short-term activity caused additional cost and expense that is reflected in the increase in this category of expense.

General and administrative costs: General and administrative costs increased by $158,259 or 42%, from $380,414 for the three months ended March 31, 2007 compared to $538,673 for the three months ended March 31, 2008. We anticipate increases in future periods in these categories principally related to the incremental costs of being a public reporting company, such as in the areas of accounting, auditing and legal fees.

Depreciation and amortization: Our depreciation and amortization expense increased by $141,090 or 113% from $124,715 for the three months ended March 31, 2007 compared to $265,805 for the three months ended March 31, 2008. This increase is largely attributable to our higher average balances in our depreciable property and equipment during the more current period.

Medical and other supplies: Our medical and other supplies costs increased by $20,750 or 10%, from $212,579 for the three months ended March 31, 2007 compared to $233,329 for the three months ended March 31, 2008.  This increase is primarily attributable to the increased costs of medical and other supplies and increased costs related to the maturation of our Sarasota imaging center.

Facility costs: Our facility costs increased by $34,050 or 23%, from $147,678 for the three months ended March 31, 2007 compared to $181,728 for the three months ended March 31, 2008. Facility costs increased due to several factors. These include real estate taxes, cleaning and maintenance, escalation of rent and increase in our utilities secondary to gas prices.

Advertising costs: Our advertising costs decreased by $25,557 or 37%, from $69,196 for the three months ended March 31, 2007 compared to $43,639 for the three months ended March 31, 2008. The decrease reflects a planned reduction of marketing staff.

Interest expense: Our interest expense increased by $10,073 or 5%, from $216,056 for the three months ended March 31, 2007 compared to $226,129 for the three months ended March 31, 2008. The increase is due primarily to increased borrowings under our bank credit facilities. During May of 2008, we issued $1,000,000 of convertible debt at a significant discount to face value resulting from the allocation of proceeds to warrants, issued in the financing, and a beneficial conversion feature. The amount of the discount, which is subject to finalization, will be amortized to interest expense in future periods. This amortization will result in increases to our interest expense.

Non-controlling interests in income (loss) of variable interest entities: Income (loss) from non-controlling interests in variable interest entities increased by $35,918 or 176%, from $(20,363) for the three months ended March 31, 2007 compared to $(56,281) for the three months ended March 31, 2008. These amounts reflect the changes in the operating activities of variable interest entities that we consolidate.

Discontinued operations: Net income (loss) from our discontinued business segment decreased by $51,130 from $50,640 during the three months ended March 31, 2007 compared to ($490) during the three months ended March 31, 2008. We do not anticipate significant amounts from our discontinued businesses in future periods.

Net income (loss): Net income decreased by $875,654 or 298% from $293,456 for the three months ended March 31, 2007 compared to ($582,198) during the three months ended March 31, 2008. The decrease in our net income is reflective of the preceding matters.

Comparison of our consolidated statements of operations information for the years ended December 31, 2007 and 2006

Imaging revenues: Our consolidated imaging revenue increased $2,924,855, or 32%, from $9,098,629 in 2006 to $12,023,484 in 2007. The increase in our imaging revenues relates to the opening of our Sarasota imaging center in late 2006. As a result, our imaging revenues reflect the operations of our three imaging centers during the full year ended December 31, 2007.

Our business and, therefore our revenues, experience cycles. We experience higher revenues in the first and second quarters of each year.

Real estate revenues: Our consolidated real estate revenues increased by $87,544 or 43% from $201,066 in 2006 to $288,610 in 2007. We currently lease approximately 70% of our Bradenton, Florida building under operating leases with two unrelated tenants that expire in July 2009 and September 2014. Our leases provide for rent escalation clauses and reimbursement of common area maintenance charges.

Labor and related costs: Labor and related costs increased by $374,643, or 12% from $3,249,439 in 2006 to $3,624,082 during 2007. This increase is primarily attributable to the increased costs necessary to support the increased revenues related to the imaging services segment when we opened our Sarasota imaging center.

Medical equipment rental and maintenance: Our equipment and maintenance costs increased by $212,980 or 8% from $2,697,545 in 2006 to $2,910,525 during 2007. This increase is primarily attributable to the increased costs necessary to support the increased revenues related to the imaging services segment when we opened our Sarasota imaging center.

General and administrative costs: General and administrative costs increased by $12,195 or 1% from $1,308,284 in 2006 to $1,320,479 during 2007. Our general and administrative costs did not increase significantly with the opening of our Sarasota imaging center because we were able to combine many of its functions with our preexisting administrative operations. While our general and administrative costs did not increase materially between these periods, we anticipate increases in future periods in these categories principally related to the incremental costs of being a public reporting company, such as in the areas of accounting and legal fees.

Radiology costs: Our radiology costs increased by $281,736 or 29% from $985,595 in 2006 to $1,267,331 during 2007. This increase is primarily attributable to the increased costs necessary to support the increased revenues related to the imaging services segment when we opened our Sarasota imaging center.

Medical and other supplies:  Our medical and other supplies costs decreased by $77,429 or 9% from $897,101 to $819,672 during 2006 and 2007, respectively. This decrease is the divesting of our interventional practice which had substantially higher per patient medical supply cost.

Depreciation and amortization: Our depreciation and amortization expense increased by $420,542 or 117% from $358,059 to $778,601 in 2006 and 2007, respectively. This increase is attributable to additional capital equipment purchases related to the establishment of our Sarasota imaging center and other purchases necessary to continue our revenue growth.

Facility costs:  Our facility costs increased by $397,913 or 124% from $320,042 to $717,955 in 2006 and 2007, respectively. This increase is primarily attributable to the increased costs necessary to support the increased revenues related to the imaging services segment when we opened our Sarasota imaging center.

Advertising costs: Our advertising costs decreased by $52,433 or 22% from $234,822 to $182,389 in 2006 and 2007, respectively. The decrease is attributable to a planned reduction in marketing expense.

Interest expense: Our interest expense increased by $290,423 or 56% from $518,385 to $808,808 in 2006 and 2007, respectively. During the year ended December 31, 2007, we increased borrowings under our bank credit facilities. During May of 2008, we issued $1,000,000 of convertible debt at a significant discount to face value resulting from the allocation of proceeds to warrants, issued in the financing, and a beneficial conversion feature. The amount of the discount, which is subject to finalization, will be amortized to interest expense in future periods. This amortization will result in increases to our interest expense.

Loss on disposals: Loss on disposals increased by $27,894 or 145% from $19,164 to $47,058 in 2006 and 2007, respectively. We don’t have plans to dispose material property and equipment in future periods.

Interest income: We earned $16,014 and $10,396 in interest income during the years ended December 31, 2007 and 2006, respectively.

Income (loss) from non-controlling interests in variable interest entities: Income (loss) from non-controlling interests in variable interest entities decreased $118,918 or 251% from $47,378 to ($71,540) for 2006 and 2007 respectively. These amounts reflect the changes in the operating activities of variable interest entities that we consolidate.

Discontinued operations: We recorded a gain during 2007 of $238,907 on the sale of an imaging business. We have no further obligations or commitments with respect to this business. We have treated the disposal of this entity as a discontinued operation in our consolidated financial statements. Net income from the business sold decreased ($151,781), from income of $178,063 in 2006 to $26,282 in 2007. Since the sale occurred in July 2007, the decrease reflects the partial year of its operations in our consolidated financial statements.

Net income (loss): Net income increased by $1,097,761 or 104% from ($1,052,904) to $44,857. The increase in our net income is reflective of the preceding matters.

Liquidity and capital resources

General:

We incurred a net loss from our continuing operations amounting to ($581,708), ($220,332) and ($1,230,967) for the three months ended March 31, 2008 and the years ended December 31, 2007 and 2006, respectively. In addition, as of March 31, 2008, we have a working capital deficiency of ($1,326,651) and our bank line of credit facilities, with a total outstanding balance of ($1,984,002), have expired and are due. These conditions raise substantial doubt surrounding our ability to continue as a going concern for a reasonable period.

Our management is developing plans to alleviate the negative trends and conditions described above. In May 2008, we entered into a merger and financing transaction that provided $1,000,000 in gross proceeds to the post-merger combined companies, from the sale of convertible notes and warrants. In addition, our management is currently negotiating with financial institutions to restructure our current indebtedness to extend existing terms as well as provide additional term and revolving credit. Finally, our management is currently reviewing our operating and cost structure and believes that there are opportunities for cost curtailment.

Our ability to continue as a going concern is dependent on our creditor’s willingness to extend and restructure our existing bank line of credit or our ability to obtain alternative financing under terms and conditions that are suitable to our management. There can be no assurances that the creditors will not call as due and payable the bank line of credit or that our management will be successful in identifying and closing new financing arrangements. Ultimately, our ability to continue as a going concern is dependent upon the achievement of profitable operations. The accompanying financial statements do not include any adjustments that arise from this uncertainty.

Comparison of our consolidated cash flows information for the three months ended March 31, 2008 and March 31, 2007 and our significant operating assets and liabilities at March 31, 2008 and December 31, 2007

Operating activities:

We generated $303,059 in cash from operating activities during the three months ended March 31, 2008, compared to using ($466,707) during the same period in the prior year. Our increase in cash from operating activities is largely attributable to the offsetting effects of non-cash charges, such as depreciation and non-controlling interests in the income (loss) of variable interest entities that we consolidate, and aggressive collection efforts on accounts receivable against our net loss of ($582,198).

Our accounts receivable amounts to $3,497,835 and represents 87% of our consolidated current assets at March 31, 2008 (compared to $3,746,464 or 90% at December 31, 2007) and are highly concentrated in our imaging services segment and, therein, among third party payors. The following table illustrates the gross imaging receivable by payor and patient obligations as a percent of the total.

	March 31, 2008	December 31, 2007

Medicare	42%	42%
Other third-party payors	29%	27%
Blue Cross and Blue Shield	15%	17%
Workers’ Compensation	12%	11%
Patient obligations	2%	3%
	100%	100%

Credit losses on our accounts receivable have not been significant during the periods presented. The loss or curtailment of business within the third-party payor groups, however, could have a material adverse affect on our operations.

Our trade accounts payable amounts to $1,373,325 and represents 26% of our consolidated current liabilities as of March 31, 2008 ($1,275,480 or 25% at December 31, 2007). Our trade accounts payable are generally current and have remained at consistent levels among the periods presented. The balance of our current liabilities is largely attributable to current maturities of financing arrangements, discussed below, and accrued expenses principally associated with labor costs.

Investing activities:

We generated $76,126 in cash from our investing activities during the three months ended March 31, 2008, compared to $15,936 during the same period in the prior year. Cash generated during these periods is largely attributable to collections on notes recievable and advances from related parties. We currently anticipate further collections of $93,431 on outstanding notes receivable and $74,612 on outstanding advances from related parties.

During the three months ended March 31, 2008, we purchased $74,852 of property and equipment under capital lease arrangements and $-0- for cash.  During the three months ended March 31, 2007, we purchased $4,635 of property and equipment under capital lease arrangements and $44,455 for cash.

We currently have no material commitments for the purchase of property and equipment. However, we continue to purchase equipment in the normal course of our operations. Subsequent to March 31, 2008, we purchased approximately $160,000 of equipment.

Financing activities:

We used ($220,991) of cash in our financing activities during the three months ended March 31, 2008. This represented $218,991 of payments on our long-term debt and capital lease obligations. In addition, we repaid $1,000 on related party long-term debt. During the three months ended March 31, 2007, we generated $42,545 in cash from our financing activities. We increased our borrowings on our credit facility and bank credit facilities in the amounts of $249,800 and $421,993, respectively, offset by payments on long-term debt, related party debt and capital lease obligations of $626,248.

Current maturities of long-term debt, bank credit facilities, capital leases and related party obligations amount to $3,238,032 and represents 60% of our consolidated current liabilities as of March 31, 2008 ($3,227,346 or 64% at December 31, 2007). Total long-term debt, capital lease obligations and related party obligations amount to $7,372,178 and represents 58% of our total liabilities at March 31, 2008 ($7,528,004 or 60% at December 31, 2007). We have significant indebtedness that will require the use of our cash in current and future periods unless our indebtedness can be restructured. In addition, our bank line of credit facilities, with a total outstanding balance of $1,984,002, expired in February 2008 and are now due. While the creditor has not called the note for payment, it has the right to do so. Our management is currently negotiating with the creditor and other financial institutions to restructure our current indebtedness to extend existing terms as well as provide additional term and revolving credit. There can be no assurances that the creditors will not call the bank line of credit for immediate payment or that our management will be successful in identifying and closing new financing arrangements or modifications.

We currently have no availability on any credit facility.

On May 2, 2008, following our merger with Firstway Enterprises, Inc., the newly combined organization entered into a financing arrangement that provided for the issuance of a face value $1,000,000 convertible note and warrants to purchase 11,111,110 shares of Firstway common stock. The convertible note bears interest at 12% per annum and matures on May 2, 2010, with quarterly interest payments, which commence June 30, 2008. It is convertible into shares of Firstway’s common stock at a conversion price of $0.18 per share at the investor’s option. The warrants have exercise prices ranging from $0.24 to $0.30 per share and a term of four years with certain anti-dilution provisions. The accounting for this financing transaction will be reflected in our post-merger consolidated financial statements during the next fiscal quarter. We have not yet completed our analysis of this financing arrangement. However, see Item 9.01 Financial Statements and Exhibits for unaudited pro forma condensed consolidated financial information related to the financing arrangement.

Comparison of our consolidated cash flows information for the years ended December 31, 2007 and 2006:

Operating activities:

We used ($824,514) in cash for operating activities during the year ended December 31, 2007, compared to using ($492,260) during the year ended December 31, 2006. The current year’s cash usage primarily reflects a substantial increase in our outstanding accounts receivables, which arose when we opened our Sarasota imaging center.

Investing Activities:

We generated $233,882 in cash from our investing activities during the year ended December 31, 2007, primarily attributable to cash received of $202,641 in connection with the sale of a business, collections on a note receivable of $145,677 received in connection with the sale of the business and collections of advances due from related parties of $60,291. These collections were partially offset by purchases of equipment amounting to $174,727. We used ($783,406) in cash in our investing activities during the year ended December 31, 2006, primarily related to the purchase of equipment amounting to $810,714 and offset by collections on related party loans of $27,308.

During the year ended December 31, 2007, we purchased $2,668,350 of property and equipment under capital lease arrangements that did not require cash. During the year ended December 31, 2006, we purchased $1,413,069 of property and equipment under capital lease arrangements.

During the year ended December 31, 2007, we received a note receivable amounting to $314,259 in connection with the sale of the business described above. An amount of $169,507 remains due on this note, of which we expect to collect $135,521 during our year ending December 31, 2008 and the balance during our year ending December 31, 2009.

Financing Activities:

We generated $580,355 in cash from our financing activities during the year ended December 31, 2007. This increase represented proceeds from long-term debt issued by a related party amounting to $1,150,000. We also received proceeds (net of payments) of $571,546 from our credit facilities. Proceeds from issuance of debt were offset by payments on our debt, credit facilities, related party debt and capital lease obligations amounting to $1,130,170. During the year ended December 31, 2006, we generated $1,722,694 in cash from our financing activities. We increased our borrowings on our credit facilities by $318,277, had proceeds of $355,472 from the issuance of long term debt and received proceeds of $250,000 from related party long-term debt. We also received contributions from members amounting to $1,183,531.  We made payments of $278,065 on our debt and capital lease obligations. We also made payments of $91,927 on related party long-term debt.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding Firstway’s executive officers and directors following the acquisition of US Imaging.

Name	Age	Position
Stephen Miley, M.D.	56	Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary and Director

Stuart Posner	61	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

STEPHEN M. MILEY, M.D., FACEP, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary and Director

Dr. Miley is a graduate of University of South Florida College of Medicine and holds certifications in Advance Cardiac Life Support, American Board of Quality Assurance & Utilization Review and American Board of Emergency Medicine.  He is the former founder of Physician Computer Systems, Inc. a developer of software for automation of physician’s offices. He is the former founder, Chief Executive Officer and Chairman of MedHost Inc. a software development company for the healthcare industry. Dr. Miley has held numerous Hospital affiliations and Directorships at facilities such as St. Joseph’s Hospital, Lykes Memorial Hospital, Manatee Memorial Hospital, James E. Holmes Regional Medical Center, Palm Bay Family Medical Services, and Bon Secours Venice Hospital in his 25 plus years as a physician.  In 2001, Dr. Miley founded Axcess Diagnostics.  He has served as the Managing Member of Axcess Diagnostics for the past seven years.

STUART POSNER, Director

For the last five years, Mr. Posner has been the co-trustee for a multinational corporation engaged in real estate development as well as an executive vice president for Platinum Advisory Services, Inc., a financial advisory firm.  Mr. Posner will resign following the mailing of the 14f information statement.

Executive Compensation

The following table summarizes all compensation recorded by the Company in each of the last two completed fiscal years for our principal executive officer and our three most highly compensated executives officers who were serving as executive officers as of the end of the last fiscal year.  Such officers are referred to herein as our “Named Officers.”

Name	Year ended	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Comp	Total

Stephen Miley, M.D.	12/31/2007	130,000	-		-	-	-	-	130,000
Chief Executive Officer (1)	12/31/2006	130,000	-	-	-	-	-	-	130,000
	12/31/2005	130,000	-	-	-	-	-	-	130,000

(1) Dr. Miley has served as the managing member of US Imaging prior to our acquisition of US Imaging in May 2008 where he was appointed as the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Secretary of Firstway. We are currently engaged in negotiating an employment contract with Dr. Miley.

Outstanding Equity Awards at Fiscal Year-End

US Imaging’s Named Executive Officers did not hold unexercised options or any other stock awards as of the end of our first quarter and year ended March 31, 2008 and December 31, 2007, respectively.   As such, the table has been omitted.

Director Compensation and Committees

We presently are considering paying compensation to our directors for acting in such capacity, including the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses in attending meetings.

We intend to appoint an audit committee.  Accordingly, we will designate a director as an "audit committee financial expert", as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors does not have a standing nominating committee.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

The Company intends to enter an employment agreement with Dr. Stephen Miley, Danielle Roca, John Dague and Bonnie Rossi.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We rent one of our imaging facilities from related party. Rent expense under this arrangement amounted to $565,268 and $86,176 during the years ended December 31, 2007 and 2006, respectively. As of December 31, 2007 and 2006, accounts payable under this arrangement amounted to $322,406 and $23,225, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 9, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Firstway’s executive officers and directors; and (iii) Firstway’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Stephen Miley, M.D.* (3)	36,856,970	74.80%
Stuart Posner*	476,640	**
John Uphold, M.D.	4,095,219	8.31%

All officers and directors as a group (2 persons)	37,333,610	75.77%
*Executive officer and/or director of Firstway.
** Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o US Imaging Holding, LLC, 600 North Cattleman Road, Sarasota, Florida 34232.

(2)
Applicable percentage ownership is based on 49,272,500 shares of common stock outstanding as of June 9, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of June 9, 2008 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of June 9, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Prior to the acquisition of US Imaging Holding LLC by Firstway, Dr. Miley acquired a portion of the membership interest of US Imaging Holding LLC from The Uphold Family Trust in consideration of Dr. Miley issuing a promissory note to The Uphold Family Trust in the amount of $100,000 due upon the earlier of an event of default or five years from the date of issuance.  The note is secured by Dr. Miley’s shares of common stock of Firstway.  In addition, Dr. Miley has pledged his shares of Firstway to Dr. Uphold in connection with his commitment to have Dr. Uphold released from various loans that Dr. Uphold guaranteed.

DESCRIPTION OF SECURITIES

Firstway’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.  As of June 9, 2008, there are 49,272,500 shares of  Firstway’s common stock issued and outstanding that are held by approximately 14 stockholders of record and no shares of Preferred Stock issued and outstanding.

Holders of Firstway’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Firstway’s common stock representing a majority of the voting power of Firstway’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of Firstway’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Firstway’s articles of incorporation.

Holders of Firstway’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Firstway’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Firstway’s common stock.

On May 2, 2008, we entered into a financing arrangement with one investor pursuant to which we sold various securities in consideration of an aggregate purchase price of $1,000,000 (the “May 2008 Financing”).

In connection with the May 2008 Financing, Firstway issued the following securities to the investor:

	A convertible note in the principal amount of $1,000,000 (the “May 2008 Note”);
	Series A Common Stock Purchase Warrants to purchase 5,555,555 shares of common stock at $0.24 per share for a period of four years (“Series A Warrants”); and
	Series B Common Stock Purchase Warrants to purchase 5,555,555 shares of common stock at $0.30 per share for a period of four years (“Series B Warrants”).

The May 2008 Note bears interest at 12% per annum, matures two years from the date of issuance, and is convertible into our common stock, at the investor’s option, at $0.18 per share. Based on this conversion price, the May 2008 Note in the amount of $1,000,000, excluding interest, is convertible into 5,555,555 shares of our common stock.  The conversion price is subject to adjustment in the event that we issue securities at a per share price less than the conversion price unless such transaction is a permitted transaction which is defined as the issuance of common stock or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company, securities issued in connection with acquisitions or strategic transactions or securities issued as equity enhancements in connection with standard non convertible debt transactions.  In the event that we raise in excess of $5,000,000 in one or a series of transactions, then we are required to pay off the amount owed in under the May 2008 Note.

The Series A Warrants and the Series B Warrants shall be exercisable for a period of four years at an exercise price of $0.24 and $0.30 per share, respectively.  In the event that the shares of common stock underlying the Series A Warrants and the Series B Warrants are not registered by November 2009, then the Series A Warrants and the Series B Warrants are exercisable on a cashless basis.

We granted the investor piggyback registration rights with respect to the shares of common stock underlying the May 2008 Notes, the Series A Warrants and the Series B Warrants.

The investor has contractually agreed to restrict its ability to convert its securities and receive shares of Firstway’s common stock such that the number of shares of Firstway’s common stock held by it and its affiliates after such conversion does not exceed 4.99% of Firstway’s then issued and outstanding shares of common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is not and has never been any established "public market" for our shares of common stock. We intend to submit for quotation of our common stock on the OTC Bulletin Board in the near future. In any event, no assurance can be given that any market for the Company's common stock will develop or be maintained.

As of June 9, 2008, there were approximately 14 holders of record of Firstway’s common stock.

Dividends

Firstway has never declared or paid any cash dividends on its common stock. Firstway currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, Firstway does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which Firstway’s common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Firstway’s directors and executive officers are indemnified as provided by the Delaware General Corporation law and its Bylaws. These provisions state that the Firstway directors may cause Firstway to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of Firstway’s board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, Firstway has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

US Imaging Acquisition

On May 2, 2008, Firstway entered into and closed a securities exchange agreement with US Imaging, and each of US Imaging’s members (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Firstway acquired all of the issued and outstanding membership interest of US Imaging from the US Imaging members in exchange for 40,952,189 of Firstway’s shares of common stock.

Service Agreements

On May 2, 2008, Firstway entered into consulting agreements with Searchlight Partners, LLC (“Searchlight”) and Cypress Advisors, LLC (“Cypress”).  Searchlight agreed to provide general corporate development and strategic planning advice including various funding initiatives, the filing of a registration statement with the Securities Exchange Commission, if needed, and obtaining a listing with the OTCBB. In consideration of the services rendered and to be rendered by Searchlight we issued to Searchlight 3,758,749 shares of the Company’s common stock which shares have piggyback registration rights.  The other consulting agreement is with Cypress Advisors, LLC (“Cypress”) where Cypress agreed to provide advice on capital raising and undertook to contact and present information regarding our company to persons or entities capable of providing such services.  In consideration of the services rendered and to be rendered by Cypress we granted to Cypress 2,273,438 shares of the Company’s common stock; provided, however, that 750,235 of these shares were agreed to be held by a third party and delivered to Cypress upon the closing of a financing in excess of $2,000,000 resulting from Cypress’ efforts at terms that are acceptable to us.  The 2,273,438 shares of common stock issued under that agreement have piggyback registration rights.  In addition, pursuant to a retainer agreement entered with for legal services with the Law Offices of Stephen M. Fleming, PLLC (“Fleming”) we issued 788,125 shares of our common stock for services rendered.

May Financing

On May 2, 2008, we entered into agreements relating to the May 2008 Financing.  In connection with the May 2008 Financing, Firstway issued the following securities to the investor:

	the May 2008 Note;
	the Series A Warrants; and
	the Series B Warrants.

The May 2008 Note bears interest at 12% per annum, matures two years from the date of issuance, and is convertible into our common stock, at the investor’s option, at $0.18 per share. Based on this conversion price, the May 2008 Note in the amount of $1,000,000, excluding interest, is convertible into 5,555,555 shares of our common stock.  The conversion price is subject to adjustment in the event that we issue securities at a per share price less than the conversion price unless such transaction is a permitted transaction which is defined as the issuance of common stock or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly adopted by the Board of Directors of the Company, securities issued in connection with acquisitions or strategic transactions or securities issued as equity enhancements in connection with standard non convertible debt transactions.  In the event that we raise in excess of $5,000,000 in one or a series of transactions, then we are required to pay off the amount owed in under the May 2008 Note.

The Series A Warrants and the Series B Warrants shall be exercisable for a period of four years at an exercise price of $0.24 and $0.30 per share, respectively.  In the event that the shares of common stock underlying the Series A Warrants and the Series B Warrants are not registered by November 2009, then the Series A Warrants and the Series B Warrants are exercisable on a cashless basis.

We granted the investor piggyback registration rights with respect to the shares of common stock underlying the May 2008 Notes, the Series A Warrants and the Series B Warrants.

The investor has contractually agreed to restrict its ability to convert its securities and receive shares of Firstway’s common stock such that the number of shares of Firstway’s common stock held by it and its affiliates after such conversion does not exceed 4.99% of Firstway’s then issued and outstanding shares of common stock.

This issuance of these above securities is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 as promulgated under Regulation D.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06  Change in Shell Company Status.

See Item 2.01

Item 9.01 Financial Statements and Exhibits

CONTENTS

US Imaging Holding, LLC and Subsidiaries	Page

Audited Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	32

Consolidated balance sheets as of December 31, 2007 and 2006	33

Consolidated statements of operations for the years ended December 31, 2007 and 2006	34

Consolidated statements of cash flows for the years ended December 31, 2007 and 2006	35

Notes to consolidated financial statements	37

Unaudited Consolidated Financial Statements:

Consolidated balance sheets as of March 31, 2008 (unaudited) and December 31, 2007	57

Consolidated statements of operations for the three-months ended March 31, 2008 and 2007 (unaudited)	58

Consolidated statements of cash flows for the three-months ended March 31, 2008 and 2007 (unaudited)	59

Notes to unaudited consolidated financial statements	61

Firstway Enterprises, Inc.

Unaudited pro forma condensed consolidated financial information – Explanatory Notes	73

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2008	74

Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2008	76

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2007	77

Notes to unaudited pro forma condensed consolidated financial information	78

Index to Exhibits:

4.1	Securities Purchase Agreement entered into by and between Firstway Enterprises, Inc. and Steven Posner Irrevocable Trust, U/T/A
4.2	Convertible Note Issued to Steven Posner Irrevocable Trust, U/T/A
4.3	Series A Warrant Issued to Steven Posner Irrevocable Trust, U/T/A
4.4	Series B Warrant Issued to Steven Posner Irrevocable Trust, U/T/A
10.1	Securities Exchange Agreement by and among Firstway Enterprises, Inc, US Imaging Holding LLC and the members of US Imaging Holding LLC, dated May 2, 2008
10.2	Consulting Agreement by and between Firstway Enterprises, Inc. and Searchlight Partners, LLC, dated May 2, 2008
10.3	Consulting Agreement by and between Firstway Enterprises, Inc. and Cypress Advisors, LLC, dated May 2, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members
US Imaging Holding, LLC

We have audited the accompanying consolidated balance sheets of US Imaging Holding, LLC and Subsidiaries (the “Company”), as of December 31, 2007 and 2006, and the related consolidated statements of operations, and cash flows for each of the two years in the period ended December 31, 2007.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of US Imaging Holding, LLC and Subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the two years period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations, has working capital deficiency as of December 31, 2007, and its bank line of credit facilities outstanding balance had expired prior to the date of this report.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Managements’ plans in regard to these matters are also described in Note 1 to the consolidated financial statements.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSMLLP

New York, NY
May 16, 2008

US Imaging Holding, LLC and Subsidiaries
Consolidated Balance Sheets

	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	$140,986	$481,589
Accounts receivable, net	3,746,464	1,938,218
Current portion of notes receivable	135,521	--
Advances due from related parties	74,662	134,952
Assets of discontinued businesses	35,951	691,154
Other current assets	30,770	86,987
Total current assets	4,164,354	3,332,900

Property and equipment, net	8,715,055	6,686,081
Notes receivable	33,986	--
Other assets	167,365	169,224
Total assets	$13,080,760	$10,188,205

Liabilities, Non-Controlling Interest and Members’ Equity
Current liabilities:
Bank credit facilities	$1,984,002	$1,412,456
Accounts payable	1,275,480	1,371,083
Accounts payable, related parties	322,406	23,225
Accrued liabilities	156,627	107,740
Current portion of capital lease obligations	895,119	765,826
Current portion of long-term debt, related parties	235,738	446,867
Current portion of long-term debt	112,487	105,451
Liabilities of discontinued businesses	73,338	620,047
Total current liabilities	5,055,197	4,852,695
Long-term debt	3,559,254	3,671,741
Capital lease obligations	2,844,706	1,237,320
Long-term debt, related parties	1,124,044	34,266
Total liabilities	12,583,201	9,796,022

Commitments and contingencies (Note 7)	--	--

Non-controlling interests in variable interest entities	188,284	116,744

Members’ equity	309,275	275,439
Total liabilities, non-controlling interests and members’ equity	$13,080,760	$10,188,205

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Operations

	Years ended December 31,
	2007	2006

Net patient revenues	$12,023,484	$9,098,629
Rental income	288,610	201,066
	12,312,094	9,299,695
Operating costs and expenses:
Labor and related costs	3,624,082	3,249,439
Medical equipment rental and maintenance	2,910,525	2,697,545
General and administrative	1,320,479	1,308,284
Radiology costs	1,267,331	985,595
Medical and other supplies	819,672	897,101
Depreciation and amortization	778,601	358,059
Facility costs	717,955	320,042
Advertising expense	182,389	234,822
Total operating costs and expenses	11,621,034	10,050,887

Operating income (loss)	691,060	(751,192)

Other income (expense):
Interest expense	(808,808)	(518,385)
Loss on asset disposals	(47,058)	(19,164)
Interest and other income	16,014	10,396
	(839,852)	(527,153)

Loss before non-controlling interests in variable interest entities and discontinued operations	(148,792)	(1,278,345)
Non-controlling interests in (income) loss of variable interest entities	(71,540)	47,378
Loss from continuing operations	(220,332)	(1,230,967)

Discontinued operations:
Gain on sale of business	238,907	--
Net income of discontinued businesses	26,282	178,063
Income from discontinued operations	265,189	178,063

Net income (loss)	$44,857	$(1,052,904)

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	Years ended December 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$44,857	$(1,052,904)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	778,601	358,059
Discontinued operations	(265,189)	(178,063)
Bad debts expense	78,297	87,581
Non-controlling interests	71,540	(47,378)
Loss on asset disposals	47,058	19,164
Write-off of deferred loan costs	--	10,249
Changes in operating assets and liabilities of continuing operations:
Accounts receivable	(1,887,468)	(5,734)
Other operating assets	56,215	(75,157)
Accounts payable and accrued liabilities	251,575	391,923
Net cash used in operating activities of continuing operations	(824,514)	(492,260)

Cash flows from investing activities:
Proceeds from sale of business	202,641	--
Purchases of property and equipment	(174,727)	(810,714)
Collections of net advances due from related parties	60,291	27,308
Collections on notes payable	145,677	--
Net cash provided by (used in) investing activities of continuing operations	233,882	(783,406)

Cash flows from financing activities:
Proceeds from long-term debt, related parties	1,150,000	250,000
Principal payments on long-term debt and capital lease obligations	(858,819)	(278,065)
Net increase in bank credit facilities	571,546	318,277
Repayments on long-term debt, related parties	(271,351)	(91,927)
Cash distributions	(11,021)	(14,594)
Cash contributions	--	1,183,531
Proceeds from long-term debt	--	355,472
Net cash provided by financing activities of continuing operations	580,355	1,722,694

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Continued)

	Years ended December 31,
	2007	2006
Net (decrease) increase in cash and cash equivalents from continuing operations	(10,277)	447,028
Net (decrease) increase in cash and cash equivalents from discontinued operations:
Operating activities	106,255	423,683
Investing activities	--	(9,649)
Financing activities	(436,581)	(456,636)
Net (decrease) increase in cash and cash equivalents	(340,603)	404,426
Cash and cash equivalents at the beginning of the year	481,589	77,163
Cash and cash equivalents at the end of the year	$140,986	$481,589

Supplemental disclosures of cash flow information:

Cash paid during the year for interest:
Continuing operations	$808,808	$518,385
Discontinued operations	$81,513	$61,759

Non-cash investing and financing activities of continuing operations:
Acquisition of property and equipment under capital lease arrangements	$2,668,350	$1,413,069
Note receivable received as partial proceeds from the sale of a discontinued business	$314,259	$--
Debt financing used to acquire minority interest	$--	$150,000

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies:

Nature of business:

US Imaging Holding, LLC (the “Company” or “We” or “Our”) is a Nevada Limited Liability Company that was organized on November 14, 2001. We provide diagnostic imaging services for physicians, individuals and managed care organizations through our integrated network of imaging centers located in the Southwest region of Florida. Our services include magnetic resonance imaging, or MRI, positron emission tomography, or PET, computed tomography, or CT, and other technologies. These services are noninvasive techniques that generate representations of internal anatomy on film or digital media, which are used by physicians for the diagnosis and assessment of diseases and disorders. We also generate revenue from leasing our real estate holdings located in the Southwest region of Florida principally to commercial customers.

Liquidity and management’s plans:

As reflected in our consolidated statements of operations, we incurred a net loss from our continuing operations amounting to ($220,332) and ($1,230,967) for the years ended December 31, 2007 and 2006, respectively. In addition, as of December 31, 2007, we have a working capital deficiency of ($890,843) and our bank line of credit facilities, with total outstanding balance of ($1,984,002) at December 31, 2007, have expired in February 2008. These conditions raise substantial doubt surrounding our ability to continue as a going concern for a reasonable period.

Our management is developing plans to alleviate the negative trends and conditions described above. As more fully described in Note 13, we entered into a merger and financing transaction on May 2, 2008 that provided $1,000,000 in gross proceeds to the post-merger combined companies, from the sale of convertible notes and warrants. In addition, our management is currently negotiating with financial institutions to restructure our current indebtedness to extend existing terms as well as provide additional term and revolving credit. Finally, our management is currently reviewing our operating and cost structure and believes that there are opportunities for cost curtailment.

Our ability to continue as a going concern is dependent on our creditor’s willingness to extend and restructure our existing bank line of credit or our ability to obtain alternative financing under terms and conditions that are suitable to our management. There can be no assurances that the creditors will not call as due and payable the bank line of credit or that our management will be successful in identifying and closing new financing arrangements. Ultimately, our ability to continue as a going concern is dependent upon the achievement of profitable operations. The accompanying financial statements do not include any adjustments that arise from this uncertainty.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Summary of significant accounting policies:

Consolidation - Our consolidated financial statements include the accounts of our wholly-owned continuing subsidiaries (Axcess Diagnostics Sarasota, LLC, Axcess Diagnostics Bradenton, LLC, and US Imaging Center Corp., LLC) and our discontinued subsidiaries (Axcess MRI Jacksonville, LLC and Axcess Diagnostics Pointe West, LLC). Our consolidated financial statements also include variable interest entities (Axcess Management Group, LLC, Access Diagnostics Building, LLC, and Axcess Diagnostics Building Bradenton, LLC). Variable interest entities, as defined in Interpretation 46(R), “Consolidation of Variable Interest Entities” (“FIN No. 46(R)”) of the Financial Accounting Standards Board (the “FASB”), are primarily entities that are consolidated with their primary beneficiary, irrespective of the ownership interest, because they either lack sufficient equity or decision making authority. The non-controlling ownership interests in the income or loss of variable interest entities are recorded as charges or credits, respectively, in our consolidated statement of operations. The intercompany accounts and transactions among all of our consolidated entities are eliminated in the preparation of our consolidated financial statements.

Discontinued operations – Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), requires that a component of an entity be reported as discontinued operations if, among other things, such component (i) has been disposed of or is classified as held for sale, (ii) has operations and cash flows that can be clearly distinguished from the rest of the reporting entity and (iii) will be eliminated from the ongoing operations of the reporting entity.  In the period that a component of ours meet the SFAS No. 144 criteria, the results of operations for current and prior periods are reclassified to a single caption entitled discontinued operations and the assets and liabilities of the related disposal group are segregated on the consolidated balance sheets. See Note 12 for information regarding discontinued operations.

Segments – We apply the management approach to the identification of our reportable operating segments as provided in accordance with SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”). This approach requires us to report our segment information based on how our chief decision making officer internally evaluates our operating performance. Our business segments consist of (i) Imaging Services and (ii) Commercial Real Estate Services.

Reclassification - Certain amounts in the consolidated financial statements have been reclassified in prior years to conform to the current year presentation. Such reclassifications primarily related to discontinued operations.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Revenue Recognition – We recognize our imaging services revenue when the arrangement is evidenced, the price of the service is fixed or determinable, the service has been delivered and the amount is considered to be collectible. As a result, imaging services revenue is generally recorded when the service is performed. We have certain contractual arrangements with health care providers that provide for usage of our imaging equipment over a contractually defined period. These revenues are recorded as they are earned, which is generally over the term of the arrangement. Laws, rules and regulations governing the Medicare and Medicaid programs are extremely complex and subject to interpretation. As a result, recorded estimates may change in the future and such changes in estimates, if any, will be recorded in our operating results in the period they are identified by our management.

As with many healthcare services providers, we have agreements with third-party payors that provide for payments at amounts that differ from our established rates. Net imaging services revenue is reported at the estimated net realizable amounts from these payors based upon our contracts, our historical experience rate by payor class, and all other available information. Adjustments to these estimates, which have been insignificant during the periods reported, are recorded in the period that the account is settled with the payor.

We recognize rental income arising from our Commercial Real Estate Services segment on a straight-line basis over the term of the lease arrangement, and giving effect to concessions, rent-holidays and similar terms and conditions, if any.

Cash and Cash Equivalents – For purposes of reporting cash flows, we consider cash in operating bank accounts, demand deposits, cash on hand and highly-liquid debt instruments, with an initial maturity of three months or less, as cash and cash equivalents.

Accounts Receivable – Provisions for doubtful accounts are primarily estimated based on historical cash collection experience by payor classification and the age of the patient’s account. When considering the adequacy of the allowances, accounts receivable are routinely reviewed in conjunction with analysis of historical collection rates, healthcare industry trends or other industry indicators, and all other business and economic conditions that might reasonably be expected to affect the collectability of accounts receivable. We write off accounts receivable against our allowances after all collection efforts have been exhausted. We record subsequent recoveries, if any, as an adjustment to our expense.

Certain changes in payor mix, declines in the general economic conditions, and negative trends in federal and state regulations could adversely affect our revenues, accounts receivable, collection experience, cash flows and results of operations.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Property and Equipment – Property and equipment is recorded at cost. Equipment acquired under capitalized leases is recorded based upon the present value of the lease payments, using the explicit rate in the lease or our implicit rate, whichever is more appropriate. Property and equipment is depreciated using the straight-line methods over estimated useful lives of the categories of our assets (ranging from 5 to 39 years), and is limited, in the case of capital leases, to the lease term, if lower. Renewals and betterments that significantly extend the life of the asset are capitalized. Otherwise, expenditures for maintenance and repairs are charged to expense.

We review our property and equipment for impairments whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset may not be recoverable through undiscounted cash flows that the respective asset, or group of assets, generates. Impairment charges may be recognized when the undiscounted cash flow generated from the respective asset, or group of assets, is insufficient to recover the carrying value. In these circumstances, the respective asset, or group of assets, is adjusted to its fair value with a charge to expense.

Advertising – We expense advertising and marketing costs as they are incurred.

Income Taxes – Our businesses are treated as partnerships for federal and state income tax purposes. Thus, no income tax expense has been recognized in our consolidated financial statements as our taxable income or loss are passed through to the members and reported on their individual income tax returns.

Financial Instruments – Financial instruments consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts and notes receivable, accounts payable and accrued liabilities, long-term debt (both third-party and related party) and credit facilities.

We carry cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and credit facilities at historical costs. Their respective estimated fair values approximate carrying values due to their current nature. We also carry notes receivable and long-term debt at historical cost. Their respective carrying value and estimated fair values at December 31, 2007 are reflected in the table below. Fair value is calculated using market rates for similar instruments with similar terms and risks. Disclosures about the fair value of our financial instruments are required for information purposes, only.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

	December 31, 2007
	Carrying Value	Fair Value

Notes receivable, including current maturities	$169,507	$162,743
Long-term debt, including current maturities	$(3,671,741)	$(2,857,311)
Long-term debt, related parties, including current maturities	$(1,359,782)	$(1,231,669)

Estimates – The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts in our consolidated financial statements. Actual results could differ from those estimates.

Recent Accounting Pronouncements – We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. However, the applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

•
In February 2006, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 155, “Accounting for certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140” (“SFAS No. 155”).   SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.  SFAS No. 155 did not have a material impact on our consolidated financial position, results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Recent Accounting Pronouncements (continued):

•
In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140” (“SFAS No. 156”).  SFAS No. 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations.  The new standard is effective for fiscal years beginning after September 15, 2006.  SFAS No.156 did not have a material impact on our consolidated financial position, results of operations or cash flows.

•
In July 2006, the FASB issued Interpretation No. 48, “Accounting for uncertainty in Income Taxes” (“FIN No. 48”).  FIN No. 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS No. 5, “Accounting for Contingencies”.  FIN No. 48 is effective for fiscal years beginning after December 15, 2006.  FIN No. 48 did not have a material impact on our consolidated financial position, results of operations or cash flows.

•
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”.  The objective of SFAS No. 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.  The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007.   In February 2008, the FASB issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2), which delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.   We have not yet determined the impact that the implementation of FSP 157-2 will have on our non-financial assets and liabilities which are not recognized on a recurring basis; however, we do not anticipate the adoption of this standard will have a material impact on our consolidated financial position, results of operations or cash flows.

•
In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and132(R)” (“SFAS No. 158”).  SFAS No. 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. SFAS No. 158 also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006.  The adoption of SFAS No. 158 did not have a material impact on our consolidated financial position, results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Recent Accounting Pronouncements (continued):

•
In December 2006, the FASB issued FSP EITF 00-19-2, “Accounting for Registration Payment Arrangements” (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies”.  FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years.  The adoption of EITF 00-19-02 does not a material impact on our consolidated financial position, results of operations or cash flows

•
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115 ” (“SFAS No. 159”).  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”.  The adoption of SFAS No. 159 is not expected to have a material impact on our consolidated financial position, results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Recent Accounting Pronouncements (continued):

•
In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”). SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”). SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

•
In June 2007, the FASB ratified the consensus in EITF Issue No. 07-3,“Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (EITF 07-3), which requires that nonrefundable advance payments for goods or services that will be used or rendered for future research and development (R&D) activities be deferred and amortized over the period that the goods are delivered or the related services are performed, subject to an assessment of recoverability.  EITF 07-3 will be effective for fiscal years beginning after December 15, 2007.  We do not expect that the adoption of EITF 07-3 will have a material impact on our consolidated financial position, results of operations or cash flows.

•
In December 2007, the FASB issued SFAS No. 141(R),"Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS No. 141R is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and we are currently evaluating the effect, if any, that the adoption will have on our consolidated financial position, results of operations or cash flows.

•
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS No. 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity.  Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity. This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Recent Accounting Pronouncements (continued):

•
In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected.  EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement. EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date.  We have not yet evaluated the potential impact of adopting EITF 07-1 on our consolidated financial position, results of operations or cash flows.

•
In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”).  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  We are currently evaluating the impact of SFAS No. 161, if any, will have on our consolidated financial position, results of operations or cash flows.

•
In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  We are required to adopt FSP 142-3 on January 1, 2009.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption.  We are currently evaluating the impact of FSP 142-3 on our consolidated financial position, results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 1 – Nature of business, liquidity and management’s plans, and significant accounting policies (continued):

Recent Accounting Pronouncements (continued):

•
In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  We do not expect the adoption of SFAS No. 162 will have a material effect on our consolidated financial position, results of operations or cash flows.

•
In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  We are currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 2 – Segment information:

Our business segments consist of our Imaging Services and our Real Estate Business. Our chief decision making officer considers income (loss) from continuing operations as the basis to measure segment profitability.

The following table summarizes important financial information about our business segments:

Year ended December 31, 2007	Imaging Services	Real Estate	Total

Revenues from external customers	$12,023,484	$288,610	$12,312,094
Intersegment revenues, eliminated	--	263,451	263,451
Interest expense	(540,525)	(268,283)	(808,808)
Depreciation and amortization	(659,536)	(119,065)	(778,601)
(Loss) income from continuing operations	(305,499)	85,167	(220,332)
Expenditures for additions to property and equipment	(163,947)	(10,780)	(174,727)
Total assets	9,272,423	3,808,337	13,080,760

Year ended December 31, 2006	Imaging Services	Real Estate	Total

Revenues from external customers	$9,098,629	$201,066	$9,299,695
Intersegment revenues, eliminated	--	240,874	240,874
Interest expense	(247,249)	(271,136)	(518,385)
Depreciation and amortization	(251,761)	(106,298)	(358,059)
(Loss) from continuing operations	(967,408)	(263,559)	(1,230,967)
Expenditures for additions to property and equipment	(810,714)	--	(810,714)
Total assets	6,360,985	3,827,220	10,188,205

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 3 – Accounts and notes receivable:

Accounts receivable:

Accounts receivable consisted of the following:

	December 31,
	2007	2006

Imaging accounts receivables	$3,507,906	$1,836,202
Rent receivable	256,758	120,216
	3,764,664	1,956,418
Allowance for doubtful accounts	(18,200)	(18,200)
Net accounts receivable	$3,746,464	$1,938,218

Our imaging accounts receivable are highly concentrated among third party payors. The following table summarizes the gross imaging receivable by payor and patient obligations as a percent of the total.

	December 31,
	2007	2006

Medicare	42%	44%
Other third-party payors	27%	25%
Blue Cross and Blue Shield	17%	15%
Workers’ Compensation	11%	8%
Patient obligations	3%	8%
	100%	100%

Notes receivable:

Notes receivable consists of three notes receivable arising from our sale of a discontinued business during 2007 (See Note 12). The notes receivable bear interest at 5.0% to 9.0% per annum and require either monthly or annual principal and interest payments through 2009. We carry our notes receivable at historical cost as held-to-maturity investments.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 4 – Property and equipment:

Property and equipment consisted of the following:

	December 31,
	2007	2006

Land, buildings and improvements	$5,455,605	$5,444,825
Diagnostic and imaging equipment	2,975,166	441,020
Computer equipment	1,438,870	1,222,865
Furniture and fixtures	381,472	447,114
	10,251,113	7,555,824
Accumulated depreciation and amortization	(1,536,058)	(869,743)
Carrying value	$8,715,055	$6,686,081

Property and equipment acquired under capital lease arrangements included in the above amounts:
Cost	$4,968,744	$2,300,394
Accumulated amortization	(782,787)	(246,342)
Carrying value	$4,185,957	$2,054,052

Land, buildings and certain equipment with carrying value of $2,564,398 and $2,604,306 at December 31, 2007 and 2006, respectively (which are net of $172,204 and $121,515 of accumulated depreciation, respectively) are substantially leased to third-party tenants (See Note 10).

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 5 – Credit facilities and long-term debt:

Our bank credit facilities, which expired in February 2008, provided for maximum borrowings of $2,000,000 and are secured by our consolidated accounts receivable and property and equipment. As of December 31, 2007 and 2006 we owed $1,984,002 and $1,412,456, respectively, on these credit facilities. The facilities bear interest at 8.25% and 7.75% per annum at December 31, 2007 and 2006, respectively. The facilities are guaranteed by our subsidiaries and our members. While the lender has the right to require immediate payment of amounts outstanding, they have not done so. Our management is currently negotiating with the lender to extend, restructure or replace the credit facilities. However, there can be no assurances that our management will be successful in these negotiations or that the lender will not call the balance as immediately payable.

Long-term debt consisted of the following:

	December 31,
Arrangement	2007	2006

6.09% per annum mortgage note, payable in monthly installments of $19,118, through January 2029	$2,500,432	$2,572,854
8.05% per annum mortgage note, payable in monthly installments of $10,164, through 2011	1,155,318	1,181,825
Other, payable in monthly installments of $661 through October 2009 at 3.8% per annum	15,991	22,513
	3,671,741	3,777,192
Less current maturities	(112,487)	(105,451)
Long-term debt	$3,559,254	$3,671,741

Maturities of our long-term debt during the years ending December 31 are as follows:
2008	$112,487
2009	121,593
2010	120,893
2011	1,154,537
2012	98,147
Thereafter	2,064,084
	$3,671,741

Our mortgage notes are secured by our land and buildings.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 6 – Variable interest entities:

We have entered into a contractual agreement as co-signer on the 6.09% per annum mortgage note, which has been recorded on Axcess Diagnostics Building Bradenton, LLC’s books.  Also, we have entered into certain unconditional guaranties on Axcess Diagnostics Building, LLC’s 8.05% per annum mortgage note and Axcess Management Group, LLC’s capital lease obligation.  These long-term debt and capital lease obligation are also guaranteed by our members, who are also members of these entities.

Based on our evaluation, we have determined that these entities meet the criteria of variable interest entities under FIN No. 46(R) and that we are the primary beneficiary of these variable interest entities since they do not have sufficient equity at risk and or decision making authority for them to finance their activities.

The following table summarizes the contribution to our consolidated balance sheets and income (loss) from continuing operations of consolidating variable interest entities (“VIEs”), where we are the primary beneficiary, as of and for the years ended December 31, 2007 and 2006:

	2007		2006
	VIEs	Consolidated	VIEs	Consolidated
Current assets	$136,801	$4,164,354	$45,742	$3,332,900
Property and equipment, net	3,616,032	8,715,055	3,723,553	6,686,081
Other assets	55,504	201,351	57,925	169,224
	$3,808,337	$13,080,760	$3,827,220	$10,188,205

Current liabilities	$45,792	$5,055,197	$156,066	$4,852,695
Long-term debt and capital lease obligations	3,794,620	7,528,004	3,859,936	4,943,327
Non-controlling interests	--	188,284	--	116,744
Members’ equity (deficit)	(32,075)	309,275	(188,782)	275,439
	$3,808,337	$13,080,760	$3,827,220	$10,188,205

Income (loss) from continuing operations	$85,167	$(220,332)	$(263,559)	$(1,230,967)

Consistent with traditional consolidation principles, non-controlling interest in the income (loss) of variable interest entities where we are the primary beneficiary is limited to the basis in the entities. Accordingly, we have suspended recognizing non-controlling interest in the losses of variable interest entities that have exhausted their equity. As a result, the aggregate members’ equity in variable interest entities differs from non-controlling interests carried on our consolidated balance sheets.

We are the co-signer and or guarantor to substantially all of the long-term debt and capital lease obligations recorded by the VIEs as of December 31, 2007 and 2006, respectively as disclosed above.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 7 – Commitments and contingencies:

Leasing arrangements – We lease office space, imaging equipment and office equipment under cancellable and non-cancellable operating leases and capital leases. Future minimum lease payments for both operating and capital leases are as follows:

Year ending December 31:	Operating Leases	Capital Leases
2008	$2,242,003	$1,180,798
2009	2,013,045	997,486
2010	1,643,859	928,777
2011	1,517,862	891,164
2012	333,354	509,586
Thereafter	1,415,415	--
	$9,165,538	4,507,811
Less amount representing interest		(767,986)
Capital lease obligations		3,739,825
Less current obligations		(895,119)
Capital lease obligations, non-current		$2,844,706

Rent expense amounted to $2,582,929 and $2,147,355 during the years ended December 31, 2007 and 2006, respectively, and is included in the captions Medical equipment rental and maintenance and Facility costs in our consolidated statements of operations.

Medical malpractice claims – There have been no medical malpractice claims filed against our companies as of the filing date of this report. Further, we are not aware of any material unasserted medical malpractice claims. These claims are a business risk and we carry both professional and general liability insurance at levels we believe is necessary to manage this risk.

Litigation, claims and assessments – One legal action has been filed against us by Advanced Data Systems Corporation (“ADS”) in the form of a demand for AAA Arbitration. The nature of the dispute is for breach of contract and specific performance. The claim is for $134,100. The allegation relates to the installment by ADS of software for medical practice management systems. We have defended on the basis of a violation of express warranties and implied warranties. We also claimed a right to offset against any amount allegedly remaining due, with offset was reflected in the cost to purchase a replacement system at $143,160. Finally, we have instituted a counterclaim in the amount of $15,149 representing the down payment and the lease fee paid to the finance company. The pleadings have been closed and the parties are awaiting assignment of an arbitrator. Management is contesting this case vigorously. Based on the clear defense of non-functionality of the system, we believe the final disposition of this matter will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 7 – Commitments and contingencies (continued):

We are otherwise subject to other legal proceedings and claims, which arise in the ordinary course of our business. Although occasional adverse decisions or settlements may occur, we believe that the final disposition of such matters should not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

Note 8 – Related party transactions:

Long-term debt, related parties consisted of the following:

	December 31,
Arrangement	2007	2006

10.0% per annum notes payable with interest only through May 2008, followed by monthly installments of principal and interest payments of $39,722 commencing June 2009 and maturing in May 2012	$1,100,000	$--
6.0% per annum notes payable in monthly installments of principal and interest through maturities in 2011	148,000	148,000
6.75% - 7.0% per annum unsecured demand notes with interest payable annually	61,782	83,133
Unsecured non-interest bearing demand note	50,000	250,000
	1,359,782	481,133
Less current maturities	(235,738)	(446,867)
Long-term debt	$1,124,044	$34,266

Advances – We make advances to related parties, from time-to-time typically under informal demand, non-interest bearing arrangements.

Leasing arrangements – We rent one of our imaging facilities from a related party. Rent expense under this arrangement amounted to $565,268 and $86,176 during the years ended December 31, 2007 and 2006, respectively, which have been included in the caption facility costs. As of December 31, 2007 and 2006, accounts payable under this arrangement amounted to $322,406 and $23,225, respectively.

During our year ended December 31, 2006, we purchased the remaining minority interest in Axcess Diagnostics Bradenton, LLC in exchange for a 6.0% per annum face value of $150,000 notes payable originally due in monthly installments through 2011. We accounted for this transaction as a purchase that did not give rise to goodwill or other intangible assets. The current outstanding balance of these notes payable is $148,000 and we are in default on the payment terms.  Accordingly, these notes payable are classified as current liabilities in our consolidated balance sheets.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 9 – Members’ equity:

US Imaging Holding, LLC is a Nevada Limited Liability Company that was organized on November 14, 2001. Pursuant to the operating agreement, interests are ascribed to the members as their percentage of the combined interests of the Company, without member unit designation. Capital accounts are maintained for each member and reflect contributions, income (loss) allocations and distributions that are generally in accordance with each member’s respective percent interest. Generally, distributions are not required to be on a pro-rata basis. The Operating Agreement provides for a term of operation, and expires on December 31, 2050. Upon expiration and liquidation, distributions are made in accordance with member interests, except in circumstances where individual members have deficits in their capital accounts. In those instances, liquidating distributions are adjusted to give effect to replenishment of the deficiencies. Member interests are transferrable only in unique circumstances that include unanimous approval by all members.

Significant changes in members’ equity during the years ended December 31, 2007 and 2006 are as follows:
Members’ Equity

Balance at January 1, 2006	$303,266
Capital contributions	1,183,531
Distributions	(158,454)
Net loss	(1,052,904)
Balance at December 31, 2006	275,439
Distributions	(11,021)
Net income	44,857
Balance at December 31, 2007	$309,275

Note 10 – Leasing activities:

We lease a significant portion (representing approximately 70%) of one of our office buildings under operating lease arrangements principally with healthcare tenants. The office building, including improvements and equipment, has a carrying value of $2,564,398 as of December 31, 2007, which amount is net of $172,204 of accumulated depreciation.  As of December 31, 2007, non-cancelable future minimum rentals under our operating leases are as follows:

Years ending December 31:	Operating Leases
2008	$226,084
2009	202,447
2010	165,932
2011	170,910
2012	176,038
Thereafter	304,592
$1,246,003

Our arrangements do not provide for contingent rentals. In addition, we currently have no asset retirement obligations related to real estate that we own.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 11 – Employee benefit plan:

We sponsor a defined benefit pension plan (the “401K Plan”) covering substantially all of our employees who have been employed one month. Our 401K Plan provides for employer matching after one full year of continuous service in amounts up to 50% of the employee’s elective deferral contribution, up to 6.0% of each employee’s compensation. During the years ended December 31, 2007 and 2006, our contributions amounted to $30,141 and $31,924, respectively.

Note 12 – Discontinued operations:

In February 2007, we discontinued our Axcess Diagnostics Pointe West (“Pointe West”) imaging center, a business within our Imaging Services Segment that we concluded was a component of the segment. We decided to sell this business primarily because of our concern over long-term profitability and our ability to gain significant market share in the market that the imaging center served.

The Pointe West Imaging Center was sold in July 2007. The sales price amounted to $516,900 that was paid in cash of $202,641 and notes receivable of $314,259. We recorded a gain of $238,907 on this sale. We have no continuing involvement with the business.

During our year ended December 31, 2004, we discontinued a business within our Imaging Services Segment by abandonment, which we also concluded was a component of the segment, for reasons similar to the Pointe West disposal. We continue to carry minimal asset and liability balances with respect to the 2004 business abandonment, which are being settled in the normal course of business.

The captions assets and liabilities of discontinued businesses in our consolidated balance sheets reflect the following:
	December 31,
	2007	2006
Assets:
Accounts receivable	$35,951	$144,976
Property and equipment	--	546,178
	$35,951	$691,154
Liabilities:
Accounts payable	$850	$110,978
Notes payable	72,488	509,069
	$73,338	$620,047

The caption discontinued operations on our consolidated statements of operations reflects the following:

	Years ended December 31,
	2007	2006
Net revenues	$689,650	$1,313,804
Net income	$26,282	$178,063
Gain on sale of business	238,907	--
	$265,189	$178,063

We have retained no contingent liabilities associated with the operation discontinued by sale.

US Imaging Holding, LLC and Subsidiaries
Notes to Consolidated Financial Statements

Note 13 – Subsequent events:

Merger:

On May 2, 2008, we entered into a Securities and Exchange Agreement with Firstway Enterprises, Inc. (“Firstway”) pursuant to which Firstway acquired all of our equity interests in exchange for 40,952,189 shares of its common stock. Considering that, following the merger, our members control the majority of Firstway’s outstanding voting common stock, our management has assumed operational, management and governance control and Firstway effectively succeeded its otherwise minimal operations to those that are ours, US Imaging Holding, LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of our equity interests for the net monetary assets of Firstway, accompanied by a recapitalization. However, on the date of the merger, Firstway had no assets and deminimus liabilities. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. We are the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of ours or US Imaging Holding, LLC and Subsidiaries.

Financing:

Also on May 2, 2008, following the merger, the newly combined organization entered into a financing arrangement with one investor that provided for the issuance of a face value of $1,000,000 convertible note and warrants to purchase 11,111,110 shares of Firstway common stock. The convertible note bears interest at 12.0% per annum and matures on May 2, 2010 with quarterly interest payment, which commencing June 30, 2008.  It is convertible at the investor’s option into shares of Firstway’s common stock at a conversion price of $0.18 per share. The warrants have exercise prices ranging from $0.24 to $0.30 per share and a term of four years with certain anti-dilution provisions.  The accounting for this financing transaction will be reflected in our consolidated financial statements during the next fiscal quarter. We have not yet completed our analysis of this financing arrangement.

US Imaging Holding, LLC and Subsidiaries
Consolidated Balance Sheets

	March 31, 2008	December 31, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$296,791	$140,986
Accounts receivable, net	3,497,835	3,746,464
Current portion of notes receivable	93,431	135,521
Advances due from related parties	74,612	74,662
Assets of discontinued businesses	34,624	35,951
Other current assets	38,274	30,770
Total current assets	4,035,567	4,164,354

Property and equipment, net	8,524,788	8,715,055
Notes receivable	--	33,986
Other assets	144,682	167,365
Total assets	$12,705,037	$13,080,760

Liabilities, Non-Controlling Interests and Members’ (Deficit) Equity
Current liabilities:
Bank credit facilities	$1,984,002	$1,984,002
Accounts payable	1,373,325	1,275,480
Accounts payable, related parties	411,567	322,406
Accrued liabilities	269,182	156,627
Current portion of capital lease obligations	903,706	895,119
Current portion of long-term debt, related parties	228,721	235,738
Current portion of long-term debt	121,603	112,487
Liabilities of discontinued businesses	70,112	73,338
Total current liabilities	5,362,218	5,055,197
Long-term debt	3,522,325	3,559,254
Capital lease obligations	2,719,792	2,844,706
Long-term debt, related parties	1,130,061	1,124,044
Total liabilities	12,734,396	12,583,201

Commitments and contingencies (Note 6)	--	--

Non-controlling interests in variable interest entities	244,565	188,284

Members’ (deficit) equity	(273,924)	309,275
Total liabilities, non-controlling interests and members’ (deficit) equity	$12,705,037	$13,080,760

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Operations

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)

Net patient revenues	$2,957,117	$3,180,985
Rental income	88,477	60,023
	3,045,594	3,241,008
Operating costs and expenses:
Labor and related costs	799,659	905,315
Medical equipment rental and maintenance	793,674	634,858
Radiology costs	488,385	287,018
General and administrative	538,673	380,414
Depreciation and amortization	265,805	124,715
Medical and other supplies	233,329	212,579
Facility costs	181,728	147,678
Advertising expense	43,639	69,196
Total operating costs and expenses	3,344,892	2,761,773

Operating (loss) income	(299,298)	479,235

Other (expense):
Interest expense	(226,129)	(216,056)

(Loss) income before non-controlling interests in variable interest entities and discontinued operations	(525,427)	263,179
Non-controlling interests in income of variable interest entities	(56,281)	(20,363)
Loss from continuing operations	(581,708)	242,816

Discontinued operations:
Net (loss) income of discontinued business	(490)	50,640

Net (loss) income	$(582,198)	$293,456

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Cash Flows

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(582,198)	$293,456
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	265,805	124,715
Non-controlling interests	56,281	20,363
Discontinued operations	490	(50,640)
Changes in operating assets and liabilities of continuing operations:
Accounts receivable	248,629	(1,108,342)
Other operating assets	14,493	105,124
Accounts payable and accrued liabilities	299,559	148,617
Net cash provided by (used in) operating activities of continuing operations	303,059	(466,707)

Cash flows from investing activities:
Collections on notes receivable	76,076	--
Collections of net advances due from related parties	50	60,391
Purchases of property and equipment	--	(44,455)
Net cash provided by investing activities of continuing operations	76,126	15,936

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligations	(218,991)	(354,897)
Payments on related long-term debt, related parties	(1,000)	(271,351)
Distributions to members	(1,000)	(3,000)
Net increase in bank credit facilities	--	421,993
Proceeds from long-term debt	--	249,800
Net cash (used in) provided by financing activities of continuing operations	(220,991)	42,545

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Consolidated Statements of Cash Flows
(Continued)

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Net increase (decrease) in cash and cash equivalents from continuing operations	158,194	(408,226)
Net increase (decrease) in cash and cash equivalents from discontinued operations:
Operating activities	1,327	132,696
Investing activities	--	--
Financing activities	(3,716)	(110,464)
Net increase (decrease) in cash and cash equivalents	155,805	(385,994)
Cash and cash equivalents at the beginning of the period	140,986	481,589
Cash and cash equivalents at the end of the period	$296,791	$95,595

Supplemental disclosures of cash flow information:

Cash paid during the period for interest:
Continuing operations	$226,129	$216,056
Discontinued operations	$490	$11,485

Non-cash investing and financing activities of continuing operations:
Acquisition of property and equipment under capital lease arrangements	$74,852	$4,635

The accompanying notes are an integral part of these consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 1 – Basis of presentation, nature of business, liquidity and management’s plans:

Basis of presentation:

Our unaudited consolidated financial statements as of March 31, 2008 and for the three months ended March 31, 2008 and 2007 have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with interim reporting standards of the Securities and Exchange Commission. Accordingly, they do not include all of the disclosures required under Generally Accepted Accounting Principles. However, in our opinion, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of our financial position as of March 31, 2008, and our results of operations and cash flows for the three months ended March 31, 2008 and 2007 have been included in their preparation. Our unaudited consolidated financial statements should be read in conjunction with our annual consolidated financial statements and management’s discussion and analysis included elsewhere herein. Finally, interim financial information is not necessarily indicative of the results of operations that may be expected for our year ending December 31, 2008 or subsequent quarters.

Nature of business:

US Imaging Holding, LLC (the “Company” or “We” or “Our”) is a Nevada Limited Liability Company that was organized on November 14, 2001. We provide diagnostic imaging services for physicians, individuals and managed care organizations through our integrated network of imaging centers located in the Southwest region of Florida. Our services include magnetic resonance imaging, or MRI, positron emission tomography, or PET, computed tomography, or CT, and other technologies. These services are noninvasive techniques that generate representations of internal anatomy on film or digital media, which are used by physicians for the diagnosis and assessment of diseases and disorders. We also generate revenue from leasing our real estate holdings located in the Southwest region of Florida principally to commercial customers.

Liquidity and management’s plans:

As reflected in our consolidated statements of operations, we incurred a net loss from our continuing operations of ($581,708) for the three months ended March 31, 2008. We also incurred net losses from our continuing operations amounting to ($220,332) and ($1,230,967) during the years ended December 31, 2007 and 2006, respectively.  We have a member deficit of ($273,924) at March 31, 2008.  In addition, as of March 31, 2008, we have a working capital deficiency of ($1,326,651) and our bank line of credit facilities, with total outstanding balance of ($1,984,002), have expired and are due.  These conditions raise substantial doubt surrounding our ability to continue as a going concern for a reasonable period.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 1 – Basis of presentation, nature of business, liquidity and management’s plans (continued):

Our management is developing plans to alleviate the negative trends and conditions described above. As more fully described in Note 10, we entered into a merger and financing transaction on May 2, 2008 that provided $1,000,000 in gross proceeds to the post-merger combined companies, from the sale of convertible notes and warrants. In addition, our management is currently negotiating with financial institutions to restructure our current indebtedness to extend existing terms as well as provide additional term and revolving credit. Finally, our management is currently reviewing our operating and cost structure and believes that there are opportunities for cost curtailment.

Our ability to continue as a going concern is dependent on our creditor’s willingness to extend and restructure our existing bank line of credit or our ability to obtain alternative financing under terms and conditions that are suitable to our management. There can be no assurances that the creditors will not call as due and payable the bank line of credit or that our management will be successful in identifying and closing new financing arrangements. Ultimately, our ability to continue as a going concern is dependent upon the achievement of profitable operations. The accompanying financial statements do not include any adjustments that arise from this uncertainty.

Note 2 – Segment information:

Our business segments consist of our Imaging Services and our Real Estate Business. Our chief decision making officer considers income (loss) from continuing operations as the basis to measure segment profitability.

The following table summarizes important financial information about our business segments:

Three-months ended March 31, 2008 (unaudited)	Imaging Services	Real Estate	Total

Revenues from external customers	$2,957,117	$88,477	$3,045,594
Intersegment revenues, eliminated	--	67,844	67,844
Interest expense	(160,489)	(65,640)	(226,129)
Depreciation and amortization	(237,250)	(28,555)	(265,805)
Income (loss) from continuing operations	(647,312)	65,604	(581,708)
Expenditures for additions to property and equipment	--	--	--
Total assets	$8,947,741	$3,757,296	$12,705,037

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 2 – Segment information (continued):

Three-months ended March 31, 2007 (unaudited)	Imaging Services	Real Estate	Total

Revenues from external customers	$3,180,985	$60,023	$3,241,008
Intersegment revenues, eliminated	--	61,416	61,416
Interest expense	(149,139)	(66,917)	(216,056)
Depreciation and amortization	(94,949)	(29,766)	(124,715)
Income (loss) from continuing operations	238,990	3,826	242,816
Expenditures for additions to property and equipment	(44,455)	--	(44,455)
Total assets	$6,802,960	$3,776,765	$10,579,725

Note 3 – Accounts and notes receivable:

Accounts receivable:

Accounts receivable consisted of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)

Imaging accounts receivables	$3,283,800	$3,507,906
Rent receivable	232,235	256,758
	3,516,035	3,764,664
Allowance for doubtful accounts	(18,200)	(18,200)
Net accounts receivable	$3,497,835	$3,746,464

Our imaging accounts receivable are highly concentrated among third party payors. The following table summarizes the gross imaging receivable by payor and patient obligations as a percent of the total.

	March 31, 2008	December 31, 2007
	(Unaudited)

Medicare	42%	42%
Other third-party payors	29%	27%
Blue Cross and Blue Shield	15%	17%
Workers’ Compensation	12%	11%
Patient obligations	2%	3%
	100%	100%

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 3 – Accounts and notes receivable (continued):

Notes receivable:

Notes receivable consists of three notes receivable arising from our sale of a discontinued business during 2007 (See Note 8). The notes receivable bear interest at 5.0% to 9.0% per annum and require either monthly or annual principal and interest payments through 2009. We carry our notes receivable at historical cost as held-to-maturity investments.

Note 4 – Property and equipment:

Property and equipment consisted of the following:

	March 31, 2008	December 31, 2007
	(Unaudited)

Land, buildings and improvements	$5,459,998	$5,455,605
Diagnostic and imaging equipment	2,975,166	2,975,166
Computer equipment	1,509,329	1,438,870
Furniture and fixtures	381,471	381,472
	10,325,964	10,251,113
Accumulated depreciation and amortization	(1,801,176)	(1,536,058)
Carrying value	$8,524,788	$8,715,055

Property and equipment acquired under capital lease arrangements included in the above amounts:
Cost	$5,039,202	$4,968,744
Accumulated depreciation and amortization	(986,571)	(782,787)
Carrying value	$4,052,631	$4,185,957

Land, buildings and certain equipment with carrying value of $2,551,717 and $2,564,398 at March 31, 2008 and December 31, 2007, respectively (which are net of $184,885 and $172,204 of accumulated depreciation, respectively) are substantially leased to third-party tenants.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 5 – Variable interest entities:

We have entered into a contractual agreement as co-signer on the 6.09% per annum mortgage note, which has been recorded on Axcess Diagnostics Building Bradenton, LLC’s book.  Also, we have entered into certain unconditional guaranties on Axcess Diagnostics Building, LLC’s 8.05% per annum mortgage note and Axcess Management Group, LLC’s capital lease obligation.  These long-term debt and capital lease obligation are also guaranteed by our members, who are also members of these entities.

Based on our evaluation, we have determined that these entities meet the criteria of variable interest entities under FIN No. 46(R) and that we are the primary beneficiary of these variable interest entities since they do not have sufficient equity at risk and or decision making authority for them to finance their activities.

The following table summarizes the contribution to our consolidated balance sheets and income (loss) from continuing operations of consolidating variable interest entities (“VIEs”), where we are the primary beneficiary, as of March 31, 2008 and December 31 2007 and for the three months ended March 31, 2008 and 2007 are as follows:

	March 31, 2008 (Unaudited)		December 31, 2007
	VIEs	Consolidated	VIEs	Consolidated
Current assets	$110,288	$4,035,567	$136,801	$4,164,354
Property and equipment, net	3,588,163	8,524,788	3,616,032	8,715,055
Other assets	58,844	144,682	55,504	201,351
	$3,757,295	$12,705,037	$3,808,337	$13,080,760

Current liabilities	$31,629	$5,362,218	$45,792	$5,055,197
Long-term debt and capital lease obligations	3,636,855	7,372,178	3,794,620	7,528,004
Non-controlling interests	--	244,565	--	188,284
Members’ equity (deficit)	88,811	(273,924)	(32,075)	309,275
	$3,757,295	$12,705,037	$3,808,337	$13,080,760

	Three months ended March 31, 2008 (Unaudited)		Three months ended March 31, 2007 (Unaudited)
	VIEs	Consolidated	VIEs	Consolidated
Income (loss) from continuing operations	$65,604	$(581,708)	$3,827	$242,816

Consistent with traditional consolidation principles, non-controlling interest in the income (loss) of variable interest entities where we are the primary beneficiary is limited to the basis in the entities. Accordingly, we have suspended recognizing non-controlling interest in the losses of variable interest entities that have exhausted their equity.  As a result, the aggregate members’ equity in variable interest entities differs from non-controlling interests carried on our consolidated balance sheets.

We are the co-signer and or guarantor to substantially all of the long-term debt and capital lease obligations recorded by the VIEs as of March 31, 2008 and December 31, 2007, respectively as disclosed above.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 6 – Commitments and contingencies:

Leasing arrangements – We lease office space, imaging equipment and office equipment under cancellable and non-cancellable operating leases and capital leases. Future minimum lease payments for both operating and capital leases are as follows:

	Operating Leases	Capital Leases
Nine-months ending December 31, 2008	$1,764,109	$885,599
Year ending December 31:
2009	2,013,045	997,486
2010	1,643,859	928,777
2011	1,517,862	891,164
2012	333,354	509,586
Thereafter	1,415,415	--
	$8,687,644	4,212,612
Less amount representing interest		(589,114)
Capital lease obligations		3,623,498
Less current obligations		(903,706)
Capital lease obligations, non-current		$2,719,792

Rent expense amounted to $623,769 and $542,394 during the three months ended March 31, 2008 and 2007, respectively, and is included in the captions Medical equipment rental and maintenance and Facility costs in our consolidated statements of operations.

Medical malpractice claims – There have been no medical malpractice claims filed against our companies as of the filing date of this report. Further, we are not aware of any material unasserted medical malpractice claims. These claims are a business risk and we carry both professional and general liability insurance at levels we believe is necessary to manage this risk.

Litigation, claims and assessments – One legal action has been filed against us by Advanced Data Systems Corporation (“ADS”) in the form of a demand for AAA Arbitration. The nature of the dispute is for breach of contract and specific performance. The claim is for $134,100. The allegation relates to the installment by ADS of software for medical practice management systems. We have defended on the basis of a violation of express warranties and implied warranties. We also claimed a right to offset against any amount allegedly remaining due, with offset was reflected in the cost to purchase a replacement system at $143,160. Finally, we have instituted a counterclaim in the amount of $15,149 representing the down payment and the lease fee paid to the finance company. The pleadings have been closed and the parties are awaiting assignment of an arbitrator. Management is contesting this case vigorously. Based on the clear defense of non-functionality of the system, we believe the final disposition of this matter will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 6 – Commitments and contingencies (continued):

We are otherwise subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, we believe that the final disposition of such matters should not have a material adverse effect on our consolidated financial position, results of operations or liquidity.

Note 7 – Related party transactions:

Long-term debt, related parties consisted of the following:

Arrangement	March 31, 2008	December 31, 2007

10.0% per annum notes payable with interest only through May 2008, followed by monthly installments of principal and interest payments of $39,722 commencing June 2009 and maturing in May 2012	$1,100,000	$1,100,000
6.0% per annum notes payable in monthly installments of principal and interest through maturities in 2011	148,000	148,000
6.75% - 7.0% per annum unsecured demand notes with interest payable annually	61,782	61,782
Unsecured non-interest bearing demand note	49,000	50,000
	1,358,782	1,359,782
Less current maturities	(228,721)	(235,738)
Long-term debt	$1,130,061	$1,124,044

Advances – We make advances to related parties, from time-to-time typically under informal demand, non-interest bearing arrangements.

Leasing arrangements – We rent one of our imaging facilities from a related party. Rent expense under this arrangement amounted to $136,137 and $129,550 during the three months ended March 31, 2008 and 2007, respectively, which have been included in the caption facility cost. As of March 31, 2008 and December 31, 2007, the accounts payable under this arrangement amounted to $411,567 and $322,406, respectively.

During our year ended December 31, 2006, we purchased the minority interest in Axcess Diagnostics Bradenton, LLC in exchange for 6.0% per annum face value $150,000 notes payable originally due in monthly installments through 2011. We accounted for this transaction as a purchase that did not give rise to goodwill or other intangible assets. The current outstanding balance of these notes is $148,000 and we are in default on the payment terms. Accordingly, these notes are classified as current liabilities in our consolidated balance sheets.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 8 – Discontinued operations:

In February 2007, we discontinued our Axcess Diagnostics Pointe West (“Pointe West”) imaging center, a business within our Imaging Services Segment that we concluded was a component of the segment. We decided to sell this business primarily because of our concern over long-term profitability and our ability to gain significant market share in the market that the imaging center served.

The Pointe West Imaging Center was sold in July 2007. The sales price amounted to $516,900 that was paid in cash of $202,641 and notes receivable of $314,259. We recorded a gain of $238,907 in July 2007. We have no continuing involvement with the business.

During our year ended December 31, 2004, we discontinued a business within our Imaging Services Segment by abandonment, which we also concluded was a component of the segment, for reasons similar to the Pointe West disposal. We continue to carry minimal asset and liability balances with respect to the 2004 business abandonment, which are being settled in the normal course of business.

The captions assets and liabilities of discontinued businesses in our consolidated balance sheets reflect the following:
	March 31, 2008	December 31, 2007
	(Unaudited)
Assets:
Accounts receivable	$34,624	$35,951
Property and equipment	--	--
	$34,624	$35,951
Liabilities:
Accounts payable	$--	$850
Notes payable	70,112	72,488
	$70,112	$73,338

The caption discontinued operations on our consolidated statements of operations reflects the following:

	Three months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)

Net revenues	$--	$311,112
Net (loss) income	$(490)	$50,640
Gain on sale of business	--	--
	$(490)	$50,640

We have retained no contingent liabilities associated with the operation discontinued by sale.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 9 – Recent accounting pronouncements:

We have reviewed accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. We believe that the following impending standards may have an impact on our future filings. However, the applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

•
Effective January 1, 2008, we are required to adopt Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157” ) and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”).  In February 2008, the Financial Accounting Standards Board (the “FASB”) issued FASB Staff Position (“FSP”) 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2), which delayed the effective date of SFAS No. 157 for all non-financial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, until January 1, 2009.  We have not yet determined the impact that the implementation of FSP 157-2 will have on our non-financial assets and liabilities which are not recognized on a recurring basis; however, we do not anticipate the adoption of this standard will have a material impact on our consolidated financial position, results of operations or cash flows.  The partial adoption of SFAS No. 157 and the adoption of SFAS No. 159 did not have a material impact on our consolidated financial position, results of operations or cash flows.

•
In June 2007, the Accounting Standards Executive Committee issued Statement of Position 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”).  SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Audit Guide”).  SOP 07-1 was originally determined to be effective for fiscal years beginning on or after December 15, 2007, however, on February 6, 2008, the FASB issued a final Staff Position indefinitely deferring the effective date and prohibiting early adoption of SOP 07-1 while addressing implementation issues.

•
In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS No. 141(R)"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in an acquiree, including the recognition and measurement of goodwill acquired in a business combination.  SFAS No. 141(R) is effective as of the beginning of the first fiscal year beginning on or after December 15, 2008.  Earlier adoption is prohibited and we are currently evaluating the effect, if any that the adoption will have on our consolidated financial position results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 9 – Recent accounting pronouncements (continued):

•
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements Liabilities –an Amendment of ARB No. 51”.  This statement amends ARB No. 51 to establish accounting and reporting standards for the Non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.  SFAS No. 160 will change the classification and reporting for minority interest and non-controlling interests of variable interest entities.  Following the effectiveness of SFAS No. 160, the minority interest and non-controlling interest of variable interest entities will be carried as a component of stockholders’ equity.  Accordingly, upon the effectiveness of this statement, we will begin to reflect non-controlling interest in our consolidated variable interest entities as a component of stockholders’ equity.  This statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and earlier adoption is prohibited.

•
In December 2007, the FASB ratified the consensus in EITF Issue No. 07-1, “Accounting for Collaborative Arrangements” (EITF 07-1). EITF 07-1 defines collaborative arrangements and requires collaborators to present the result of activities for which they act as the principal on a gross basis and report any payments received from (made to) the other collaborators based on other applicable authoritative accounting literature, and in the absence of other applicable authoritative literature, on a reasonable, rational and consistent accounting policy is to be elected. EITF 07-1 also provides for disclosures regarding the nature and purpose of the arrangement, the entity’s rights and obligations, the accounting policy for the arrangement and the income statement classification and amounts arising from the agreement.  EITF 07-1 will be effective for fiscal years beginning after December 15, 2008, and will be applied as a change in accounting principle retrospectively for all collaborative arrangements existing as of the effective date.  We have not yet evaluated the potential impact of adopting EITF 07-1 on our consolidated financial position, results of operations or cash flows.

•
In March 2008, the FASB” issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133” (“SFAS No. 161”).  SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged.  We are currently evaluating the impact of SFAS No. 161, if any, will have on our consolidated financial position, results of operations or cash flows.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 9 – Recent accounting pronouncements (continued):

•
In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  We are required to adopt FSP 142-3 on January 1, 2009.  The guidance in FSP 142-3 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption.  We are currently evaluating the impact of FSP 142-3 on our consolidated financial position, results of operations or cash flows.

•
In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162").  SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  SFAS No. 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."  We do not expect the adoption of SFAS No. 162 will have a material effect on our consolidated financial position, results of operations or cash flows.

•
In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.  We are currently evaluating the potential impact, if any, of the adoption of FSP APB 14-1 on our consolidated financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on our present or future consolidated financial statements.

US Imaging Holding, LLC and Subsidiaries
Notes to Unaudited Consolidated Financial Statements

Note 10 – Subsequent events:

Merger:

On May 2, 2008, we entered into a Securities and Exchange Agreement with Firstway Enterprises, Inc. (“Firstway”) pursuant to which Firstway acquired all of our equity interests in exchange for 40,952,189 shares of its common stock. Considering that, following the merger, our members control the majority of Firstway’s outstanding voting common stock, our management has assumed operational, management and governance control and Firstway effectively succeeded its otherwise minimal operations to those that are ours, US Imaging Holding LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of our equity interests for the net monetary assets of Firstway, accompanied by a recapitalization. However, on the date of the merger, Firstway had no assets and deminimus liabilities. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. We are the surviving and continuing entity and the historical financials following the reverse merger transaction will be those of ours or US Imaging Holding, LLC and Subsidiaries.

Financing:

Also on May 2, 2008, following the merger, the newly combined organization entered into a financing arrangement with one investor that provided for the issuance of a face value of $1,000,000 convertible note and warrants to purchase 11,111,110 shares of Firstway common stock. The convertible note bears interest at 12.0% per annum and matures on May 2, 2010 with quarterly interest payment, which commencing June 30, 2008.  It is convertible at the investor’s option into shares of Firstway’s common stock at a conversion price of $0.18 per share.  The warrants have exercise prices ranging from $0.24 to $0.30 per share and a term of four years with certain anti-dilution provisions.  The accounting for this financing transaction will be reflected in our consolidated financial statements during the next fiscal quarter. We have not yet completed our analysis of this financing arrangement.

Firstway Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Information
Explanatory Notes

On May 2, 2008, we entered into a Securities and Exchange Agreement with US Imaging Holding LLC pursuant to which we acquired all of their equity interests in exchange for 40,952,189 shares of our common stock. Considering that, following the merger, the members of US Imaging Holding LLC control the majority of our outstanding voting common stock, their management has assumed operational, management and governance control and we effectively succeeded our otherwise minimal operations to those that are theirs, US Imaging Holding LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of US Imaging Holding LLC equity interests for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. US Imaging Holding, LLC and Subsidiaries are the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of US Imaging Holding, LLC and Subsidiaries.

Also on May 2, 2008, following the merger, we entered into a financing arrangement with one investor that provided for the issuance of a face value of $1,000,000 convertible note and warrants to purchase 11,111,110 shares of our common stock.  The convertible note bears interest at 12% per annum and matures on May 2, 2010 with quarterly interest payment, which commencing June 30, 2008.  It is convertible at the option of the investor into shares of our common stock at a conversion price of $0.18 per share.  The warrants have exercise prices ranging from $0.24 to $0.30 per share and a term of four years with certain anti-dilution provisions.

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the pro forma effects of the merger between Firstway Enterprises, Inc. and US Imaging Holding, LLC on May 2, 2008 and the financing transaction that occurred on the merger date. We derived the historical consolidated financial information for US Imaging Holding, LLC from its consolidated financial statements included elsewhere herein. We derived the historical financial information for Firstway Enterprises, Inc. from its publicly available financial statements.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only. These companies may have performed differently had they actually been combined for the periods presented. You should not rely on the pro forma condensed consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the merger. Unaudited pro forma financial information should be read in conjunction with the accompanying historical consolidated financial statements of US Imaging Holding, LLC and Management’s Discussion and Analysis included elsewhere in this report.

Firstway Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2008

	Firstway	US Imaging	Pro forma Adjustments		Pro forma

Cash and equivalents	$--	$296,791	$1,000,000	a	$1,296,791
Accounts receivable, net	--	3,497,835	--		3,497,835
Other current assets	--	240,941	--		240,941
Total current assets	--	4,035,567	1,000,000		5,035,567

Property and equipment, net	--	8,524,788	--		8,524,788
Other assets	--	144,682	64,612	a	209,294
	$--	$12,705,037	$1,064,612		$13,769,649

Current maturities of debt, capital lease obligations and related party debt	$--	$3,238,032	--		$3,238,032
Accounts payable, accrued liabilities and other	--	2,124,186	--		2,124,186
Total current liabilities		5,362,218			5,362,218

Long-term debt, capital leases and related party debt	--	7,372,178	235,660	a	7,607,838

Non-controlling interests	--	244,565	--		244,565

Stockholders’ equity:
Preferred stock, $.0001 par value; 20,000,000 shares authorized, none issued	--	--	--		--
Common stock, $.0001 par value; 250,000,000 shares authorized; 31,340,000 shares issued in historical column; 48,522,266 shares issued in pro forma column	3,134	--	1,718	b	4,852
Additional paid-in capital	--		764,340	a	965,963
			64,612	a
			141,863	c
			(4,852)	b
Accumulated deficit	(3,134)	--	(270,790)	b	(415,787)
			(141,863)	c
Other equity	--	(273,924)	273,924	b	--
Total stockholders’ equity	--	(273,924)	828,952		555,028
	$--	$12,705,037	$1,064,612		$13,769,649

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Firstway Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet (continued)
March 31, 2008

Pro forma adjustments give effect to the following:

a.	The $1,000,000 financing arrangement described in Note 3, which was a condition precedent to the merger transaction.
b.	The recapitalization contemplated in a reverse merger transaction, described in Note 1.
c.	Direct merge expenses, paid in common stock, that are required to be expensed.

Firstway Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months ended March 31, 2008

	Firstway	US Imaging	Pro forma Adjustments		Pro forma

Net revenues	$--	$3,045,594	$--		$3,045,594

Operating costs and expenses:
Labor and related costs	--	799,659	--		799,659
Medical equipment costs	--	793,674	--		793,674
General and administrative	5,500	538,673	--		544,173
Radiology costs	--	488,385	--		488,385
Medical and other supplies	--	233,329	--		233,329
Merger and consulting	--	--	480,152	a	480,152
Depreciation and amortization	--	265,805	--		265,805
Facility costs	--	181,728	--		181,728
Advertising expense	--	43,639	--		43,639
Total operating costs and expenses	5,500	3,344,892	480,152		3,830,544

Loss from operations	(5,500)	(299,298)	(480,152)		(784,950)
Interest expense	--	(226,129)	(54,360)	b	(288,566)
			(8,077)	b
Non-controlling interests	--	(56,281)	--		(56,281)

Loss from continuing operations	$(5,500)	$(581,708)	$(542,589)		$(1,129,797)

Loss per share from continuing operations-basic and diluted	$(0.00)				$(0.02)
Weighted average shares	31,340,000		17,182,266	c	48,522,266

Pro forma adjustments give effect to:

a.	Costs of consultancy and merger agreements that were entered into as a condition of the merger (See Note 2).
b.	Amortization of debt discount and deferred finance costs arising from the financing (See Note 3).
c.	Incremental shares issued in connection with the merger, consultancy agreements and direct merger expenses (See Note 2).

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Firstway Enterprises, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2007

	Firstway	US Imaging	Pro forma Adjustments		Pro forma

Net revenues	$--	$12,312,094	$--		$12,312,094

Operating costs and expenses:
Labor and related costs	--	3,624,082	11,021	a	3,635,103
Medical equipment costs	--	2,910,525	--		2,910,525
General and administrative	3,134	1,320,479	---		1,323,613
Radiology costs	--	1,267,331	--		1,267,331
Medical and other supplies	--	819,672	--		819,672
Merger and consulting expense	--	--	818,437	b	818,437
Depreciation and amortization	--	778,601	--		778,601
Facility costs	--	717,955	--		717,955
Advertising expense	--	182,389	--		182,389
Total operating costs and expenses	3,134	11,621,034	829,458		12,453,626

(Loss) income from operations	(3,134)	691,060	(829,458)		(141,532)
Other income (expense), net	--	(839,852)	(304,912)	c	(1,177,070)
			(32,306)	c
Non-controlling interests	--	(71,540)	--		(71,540)

Loss from continuing operations	$(3,134)	$(220,332)	$(1,166,676)		$(1,390,142)

Loss per share from continuing operations-basic and diluted	$(0.00)				$(0.03)
Weighted average shares	31,340,000		17,182,266	d	48,522,266

Pro forma adjustments give effect to:

a.	The treatment of member distributions as compensation expense.
b.	Costs of consultancy and merger agreements that were entered into as a condition of the merger (See Note 2).
c.	Amortization of debt discount and deferred finance costs arising from the financing (See Note 3).
d.	Incremental shares issued in connection with the merger, consultancy agreements and direct merger expenses (See Note 2).

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Firstway Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1: Transaction Overview:

On May 2, 2008, we entered into a Securities and Exchange Agreement with US Imaging Holding LLC pursuant to which we acquired all of their equity interests in exchange for 40,952,189 shares of our common stock. Considering that, following the merger, the members of US Imaging Holding LLC control the majority of our outstanding voting common stock, their management has assumed operational, management and governance control and we effectively succeeded our otherwise minimal operations to those that are theirs, US Imaging Holding LLC is considered the accounting acquirer in this reverse-merger transaction. A reverse-merger transaction is considered, and accounted for as, a capital transaction in substance; it is equivalent to the issuance of US Imaging Holding LLC equity interests for our net monetary assets, which are deminimus, accompanied by a recapitalization. Accordingly, we have not recognized any goodwill or other intangible assets in connection with this reverse merger transaction. US Imaging Holding, LLC and Subsidiaries are the surviving and continuing entities and the historical financials following the reverse merger transaction will be those of US Imaging Holding, LLC and Subsidiaries.

Also on May 2, 2008, we entered in to a convertible note and warrant financing arrangement with one investor to whom we sold (i) a $1,000,000 face value, 12% per annum convertible note, with a two-year maturity due on May 2, 2010 (with quarterly interest payment, which commencing June 30, 2008) and convertible into our common stock at the investor’s option at $0.18 per share, (ii) warrants to purchase 5,555,555 of our common stock at $0.24 per share for four-years and (iii) warrants to purchase 5,555,555 shares of our common stock at $0.30 per share for four-years with certain anti-dilution provisions.

Note 2: Common Stock Transactions:

The following table summarizes the changes in our common stock that arose from the transactions:

Description	Number of Shares	Note
Common shares outstanding at March 31, 2008	31,340,000
Incremental changes in common shares:
Cancellation agreement, dated April 29, 2008	(29,840,000)	(a)
Issuance of merger shares on May 2, 2008	40,952,189	(b)
Issuance of consultancy shares to Searchlight on May 2, 2008	3,758,749	(c)
Issuance of placement agent shares to Cypress on May 2, 2008 (excluding 750,235 shares that are contingent upon $2,000,000 of total financing)	1,523,203	(d)
Issuance of shares to counsel	788,125	(e)
Incremental common shares	17,182,266
Common shares outstanding immediately following the merger	48,522,266

Firstway Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 2: Common Stock Transactions (continued):

(a)	We entered into a Stock Cancellation Agreement with our shareholders prior to the merger wherein they cancelled an aggregate of 29,840,000 shares of common stock, without compensation.
(b)
We issued 40,952,189 shares of common stock to the members of US Imaging Holding LLC for the purchase. As a result, the members of US Imaging Holding LLC own 96.5% of the voting common stock, prior to the additional issuances, and 84.4% after the additional issuances.

(c)
We issued 3,758,749 shares of common stock to Searchlight Advisers, having an estimated value of $676,575, for consulting services during the six months following the merger. We will record this amount as consultancy expense over the six month period of the consulting service term.

(d)
We issued 1,523,203 shares of common stock to Cypress Capital, having an estimated value of $274,177, in connection with the sale of convertible debt and warrants. We will record this amount as financing costs in connection with the financing arrangement. Such accounting will contemplate that the financing cost will be allocated between the debt (recorded as a deferred asset, subject to amortization) and warrants (recorded as a reduction of equity) based upon relative fair values of those instruments. Upon the closing of a financing with gross proceeds of over $2,000,000, we are committed to issuing Cypress Capital an additional 750,235 shares of common stock. We will account for those shares when and if such a financing closes.

(e)
We issued 788,125 shares of common stock to our securities counsel, having an estimated value of $141,863, for services directly related to the merger. Generally, direct costs of a reverse merger transactions may be capitalized up to the amount of cash received by the accounting acquirer. Since we had no cash balances on the merger date, this amount will be charged to expense on the merger date.

The pro forma adjustments required us to make estimates related to our fair value. In making these estimates, we have considered all available information, including the negotiated valuation arising from our recent convertible debt and warrant financing arrangement. We intend to perform a more thorough valuation for purposes of our impending accounting for the transactions reflected in this pro forma information.

Aggregate compensation expense arising from the additional issuances is reflected in the pro forma information in the amounts of $480,150 and $818,437 for the three-months ended March 31, 2008 and the year ended December 31, 2007.

Amortization of asset-classified direct financing costs arising from the additional issuances is reflected in the pro forma information in the amounts of $8,077 and $32,306 for the three-months ended March 31, 2008 and the year ended December 31, 2007, respectively. For purposes of the pro forma financial information, we have used the straight-line amortization method for deferred finance costs because we do not believe that amortization under the effective method is materially different for pro forma purposes.

Firstway Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 3: Convertible debt and warrant financing:

On May 2, 2008, we entered in to a convertible note and warrant financing arrangement with one investor to whom we sold (i) a $1,000,000 face value, 12% per annum convertible note, with a two-year maturity due on May 2, 2010 (with quarterly interest payment, which commencing June 30, 2008) and convertible into our common stock at the investor’s option at $0.18 per share, (ii) warrants to purchase 5,555,555 of our common stock at $0.24 per share for four-years and (iii) warrants to purchase 5,555,555 shares of our common stock at $0.30 per share for four-years with certain anti-dilution provisions.

Based upon our preliminary evaluation of the financial instruments issued in this transaction, we believe that (i) the conversion option embedded in the convertible note achieves equity classification under the conventional convertible debt exemption and (ii) the warrants achieve equity classification under the criteria therefore. As a result, for purposes of the pro forma information, we have estimated the necessary information to present the financing transaction in accordance with accounting principles applicable to these transactions.

As summarized in the following table, we have allocated the proceeds to the financial instruments issued (convertible debt and warrants) based upon their relative fair values. This allocation gave rise to a beneficial conversion feature. That means that the effective conversion rate (that is, the proceeds allocated to the convertible notes divided by the indexed shares) is in-the-money. Beneficial conversion features are recorded as a component of stockholders’ equity. The remaining balance associated with the debt is amortized up to its future cash settlement value through periodic charges to interest expense using the effective interest method.

Financial instrument:	Estimated Fair Values	Proceeds Allocation
Convertible notes	$1,032,850	$235,660
Warrants	638,889	382,170
Beneficial conversion feature	--	382,170
	$1,671,739	$1,000,000

Financing costs paid to placement agents responsible for the financing in the form of common stock were allocated to deferred financing costs and additional paid-in capital based upon the fair values ascribed to debt and equity components, above. The following table summarizes the amounts associated with our estimated allocation.

Financial instrument:	Allocation
Deferred finance costs, subject to amortization	$64,612
Additional paid in capital	209,565
$274,177

Firstway Enterprises, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 3: Convertible debt and warrant financing (continued):

Deferred finance costs are subject to amortization through charges to interest expense. Finance costs associated with financial instruments recorded in stockholders’ equity are accounted for as a direct charge to additional paid-in capital.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTWAY ENTERPRISES, INC.

Dated: June 17, 2008	By:	/s/ Stephen Miley, M.D.
Name: Stephen Miley, M.D.
Title: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Secretary and Director